UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                         Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

NICHOLAS FINANCIAL, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NICHOLAS FINANCIAL, INC. 2454 McMullen Booth Road Building C Clearwater, FL 33759-1343 (727) 726-0763

NOTICE OF ANNUAL GENERAL MEETING

To the Shareholders of Nicholas Financial, Inc.:

NOTICE IS HEREBY GIVEN that the 2017 Annual General Meeting of Shareholders (the “Meeting”) of Nicholas Financial, Inc. (hereinafter called the “Company”) will be held at the Company’s corporate headquarters, located at 2454 McMullen Booth Road, Building C, Clearwater, Florida, on Thursday, September 7, 2017, at the hour of 10 a.m. (Clearwater, Florida time) for the following purposes:

1.	to receive the Report of the Directors;

2.	to receive the consolidated financial statements of the Company for its fiscal year ended March 31, 2017 and the report of Dixon Hughes Goodman LLP, the Company’s Independent Auditors, thereon;

3.

to elect a director to hold office until the 2019 Annual General Meeting of Shareholders and a director to hold office until the 2020 Annual General Meeting of Shareholders, or until their respective successors are duly elected and qualified (Proposal 1);

4.	to ratify the appointment of Dixon Hughes Goodman LLP as the Company’s Independent Auditors for the fiscal year ending March 31, 2018 (Proposal 2);

5.

to provide an advisory vote on the compensation for our named executive officers as disclosed in the Executive Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion contained in the accompanying Proxy Statement and Information Circular (Proposal 3);

6.	to provide an advisory vote on the frequency of the advisory vote on the compensation for our named executive officers (Proposal 4); and

7.	to transact such other business as may properly come before the Meeting.

Accompanying this Notice are a Proxy Statement and Information Circular and Form of Proxy.

Shareholders of record as of the close of business on July 21, 2017 will be entitled to attend and vote at the Meeting, or any adjournment or postponement thereof. A shareholder entitled to attend and vote at the Meeting is entitled to appoint a proxy holder to attend and vote in his stead.

Your vote is important. If you are unable to attend the Meeting (or any adjournment or postponement thereof) in person, please read the Notes accompanying the Form of Proxy enclosed herewith and then complete and return the Proxy within the time set forth in the Notes.

The enclosed Form of Proxy is solicited by the Board of Directors of the Company but, as set out in the Notes accompanying the Form of Proxy, you may amend it if you so desire by inserting in the space provided the name of the person you wish to represent you at the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual

General Meeting of Shareholders to be Held on September 7, 2017

Pursuant to rules of the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and Information Circular and our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, are available at http://nicholasfinancial.com/AnlRep17.htm.

DATED at Clearwater, Florida, July 28, 2017.

BY ORDER OF THE BOARD OF DIRECTORS

Katie L. MacGillivary

Corporate Secretary

NICHOLAS FINANCIAL, INC

2454 McMullen Booth Road

Building C

Clearwater, FL 33759-1343

(727) 726-0763

PROXY STATEMENT AND INFORMATION CIRCULAR

AS AT AND DATED JULY 28, 2017

This Proxy Statement and Information Circular accompanies the Notice of the 2017 Annual General Meeting of Shareholders (the “Meeting”) of Nicholas Financial, Inc. (hereinafter called the “Company”) to be held on Thursday, September 7, 2017, at 10 a.m. (Clearwater, Florida time), at the Company’s corporate headquarters, located at 2454 McMullen Booth Road, Building C, Clearwater, Florida, and is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at that Meeting and at any adjournment thereof.

The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 (the “Annual Report”), together with this Proxy Statement and Information Circular and the accompanying proxy form (“Proxy”), are first being mailed on or about July 31, 2017 to shareholders entitled to vote at the Meeting. Additional copies will be provided without charge upon written request to Katie L. MacGillivary, Corporate Secretary, Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759-1340. Exhibits filed with our Annual Report on Form 10-K will be provided upon written request, in the same manner noted above.

REVOCABILITY OF PROXY

If the accompanying Proxy is completed, signed and returned, the shares represented thereby will be voted at the Meeting. The giving of the Proxy does not affect the right to vote in person should the shareholder be able to attend the Meeting. The shareholder may revoke the Proxy at any time prior to the voting thereof. If you would like to obtain directions to attend the Meeting, please contact Katie L. MacGillivary at (727) 726-0763.

In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the shareholder or his attorney authorized in writing, or if the shareholder is a corporation, by a duly authorized officer or attorney thereof, and deposited either at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or, as to any matter in respect of which a vote shall not already have been cast pursuant to such proxy, with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, and upon either of such deposits the proxy is revoked. If you file a notice of revocation, you may then vote (or abstain from voting) your shares in person at the Meeting.

If you are a shareholder of record, you also may revoke your proxy at any time before your shares are voted by submitting a duly executed proxy bearing a later date. If you submit a later dated proxy, then your shares will be voted in accordance with that later dated proxy.

PERSONS MAKING THE SOLICITATION

THE ENCLOSED PROXY IS BEING SOLICITED BY

THE BOARD OF DIRECTORS OF THE COMPANY

Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company may reimburse shareholders’ nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company.

VOTING SHARES AND OWNERSHIP

OF MANAGEMENT AND PRINCIPAL HOLDERS

As of the date of this Proxy Statement and Information Circular, the Company is authorized to issue 50,000,000 Common Shares without par value and 5,000,000 Preference Shares without par value. As of the close of business on July 21, 2017, the record date for determining shareholders entitled to notice of and to vote at the Meeting, there were issued and outstanding 12,538,037 Common Shares and no Preference Shares. Of the 12,538,037 outstanding Common Shares, 7,824,233 Common Shares are entitled to vote at the Meeting (the “Voting Common Shares”) and the remaining 4,713,804 Common Shares are held by an indirect subsidiary of the Company and, pursuant to applicable law, are not entitled to vote. At the Meeting, on a show of hands, every shareholder present in person and entitled to vote shall have one vote, and on a poll, every shareholder present in person or represented by proxy and entitled to vote shall have one vote for each share of which such shareholder is the registered holder. Shares represented by proxy will only be voted on a poll.

The following table sets forth certain information regarding the beneficial ownership of the Voting Common Shares as of July 21, 2017 regarding (i) each of the Company’s directors (including the nominees for election or re-election as directors), (ii) each of the Company’s executive officers, (iii) all directors and officers as a group, and (iv) each person known by the Company to beneficially own, directly or indirectly, more than 5% of the outstanding Voting Common Shares. Except as otherwise indicated, each of the persons listed below has sole voting and investment power over the shares beneficially owned.

Name	Number Of Shares	Percentage Owned
Ralph T. Finkenbrink (1) (2)	174,798	2.2%
Kevin D. Bates (3) (4)	88,536	1.1%
Katie L. MacGillivary (5) (6)	44,894	*
Todd B. Pfister (7) (8)	2,262	*
Scott Fink (9) (10)	17,329	*
Robin J. Hastings (11) (12)	6,229	*
Adam K. Peterson (13) (14)	1,412,853	18.1%
Jeremy Zhu(15) (16)	611,560	7.8%
Magnolia Capital Fund, LP (17)	1,412,853	18.1%
The TCW Group, Inc. (18)	611,560	7.8%
Renaissance Technologies LLC (19)	541,229	6.9%
Westlake Services, LLC (20)	500,000	6.4%
Dimensional Fund Advisors LP	482,728	6.2%
FMR, LLC	422,728	5.4%
All directors and officers as a group (8 persons) (21)	2,356,794	29.6%

*	Less than 1%
(1)

Mr. Finkenbrink is our President and Chief Executive Officer. He resigned as a director effective July 26, 2017, and is retiring as our President and Chief Executive Officer effective upon the appointment of his successor. Mr. Finkenbrink’s business address is c/o Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.

(2)

Includes 5,194 earned, but unvested, shares underlying the FY 2017 performance unit award, with the shares vesting on March 31, 2019. Includes 81,700 shares issuable upon the exercise of stock options exercisable within 60 days of the record date, of an aggregate of 97,700 outstanding stock options held by Mr. Finkenbrink.

(3)	Mr. Bates is our Senior Vice President – Branch Operations. His business address is c/o Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.
(4)

Includes 2,825 earned, but unvested, shares underlying the FY 2017 performance unit award, with the shares vesting on March 31, 2019. Includes 8,344 shares of restricted stock vesting on March 31, 2020 and 46,300 shares issuable upon the exercise of stock options exercisable within 60 days of the record date, of an aggregate of 50,800 outstanding stock options held by Mr. Bates.

(5)

Ms. MacGillivary is our Vice President – Finance, Chief Financial Officer and Corporate Secretary. Ms. MacGillivary’s business address is c/o Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.

(6)

Includes 2,077 earned, but unvested, shares underlying the FY 2017 performance unit award, with the shares vesting on March 31, 2019. Includes 6,135 shares of restricted stock vesting on March 31, 2020 and 19,000 shares issuable upon the exercise of stock options exercisable within 60 days of the record date, of an aggregate of 25,000 outstanding stock options held by Ms. MacGillivary.

(7)

Mr. Pfister is a director whose term will expire on the date of the Meeting. Mr. Pfister’s business address is c/o Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.

(8)	Includes 1,889 shares of restricted stock, which will vest within 60 days of the record date.
(9)	Mr. Fink is a director. His business address is 3936 U.S. Highway 19, New Port Richey, Florida 34652.
(10)

Includes 2,500 shares of restricted stock which will vest on March 31, 2018 and 396 shares of restricted stock which will vest on September 8, 2017, of an aggregate of 5,000 outstanding stock options held by Mr. Fink.

(11)	Mr. Hastings is the Chairman of the Board. His address is c/o Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.
(12)	Includes 2,500 shares of restricted stock which will vest on March 31, 2018 and 396 shares that will vest on September 8, 2017, of an aggregate of 5,000 outstanding stock options held by Mr. Hastings.
(13)	Mr. Peterson is a director. His business address is 1411 Harney Street, Suite 200, Omaha, Nebraska 68102.
(14)	Shares held of record by Magnolia Capital Fund, LP. Please refer to footnote (17).
(15)	Mr. Zhu is a Board nominee. His business address is 865 South Figueroa Street, Los Angeles, CA 90017.
(16)	Shares held of record by The TCW Group, Inc. and its direct and indirect subsidiaries. Please refer to footnote (18).
(17)

Magnolia Capital Fund, LP, The Magnolia Group, LLC and Adam K. Peterson filed a joint Schedule 13D/A on June 23, 2017. As reported in such Schedule 13D/A, The Magnolia Group, LLC is the general partner of Magnolia Capital Fund, LP and Mr. Peterson is the managing member of The Magnolia Group, LLC. Mr. Peterson is therefore deemed to be the beneficial owner of the shares of common stock held of record by Magnolia Capital Fund, LP. The business address of Magnolia Capital Fund, LP, The Magnolia Group, LLC and Mr. Peterson is 1411 Harney Street, Suite 200, Omaha, Nebraska 68102.

(18)

The TCW Group, Inc., on behalf of itself and its direct and indirect subsidiaries (collectively, the “TCW Business Unit”), filed a Schedule 13G on February 14, 2017. According to the Schedule 13G, the TCW Business Unit is majority owned by investment funds affiliated with The Carlyle Group, L.P. (“The Carlyle Group”). The principal business of The Carlyle Group is acting as a private investment firm with affiliated entities that include certain distinct specialized business units that are independently operated, including the TCW Business Unit. Mr. Zhu is Managing Director of Sepulveda Management, LLC, an affiliate of the TCW Business Unit and SEC-registered investment adviser. The business address of the TCW Business Unit is 865 South Figueroa Street, Los Angeles, CA 90017.

(19)

Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation filed a joint Schedule 13G on February 14, 2017. As reported in such Schedule 13G, Renaissance Technologies Holdings Corporation is a majority owner of Renaissance Technologies LLC. The business address of Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation is 800 Third Avenue, New York, NY 10022. As reported in its Schedule 13G, of the 541,229 they beneficially own, Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation hold 503,711 shares over which they has sole voting power and an additional 31,164 shares over which they also has sole investment power.

(20)	As reported in a Schedule 13G filed on May 8, 2015, the principal business address of Westlake Services, LLC is 4751 Wilshire Boulevard #100, Los Angeles, CA 90010.
(21)

Represents shares beneficially owned by all directors and officers as of the record date as well as by Mr. Zhu, a nominee for director. Includes 5,000 shares of restricted stock vesting on March 31, 2018, 10,096 earned, but unvested, shares underlying the FY 2017 performance unit award, with the shares vesting on March 31, 2019, 22,753 additional shares of restricted stock vesting on March 31, 2019, 14,479 shares of restricted stock vesting on March 31, 2020 and 153,166 shares issuable upon the exercise of stock options exercisable within 60 days of the record date, of an aggregate of 188,500 outstanding stock options held by the directors and officers as a group.

The Board of Directors has determined that all holders of record of Voting Common Shares as of the close of business on July 21, 2017 (the “Record Date”) will be entitled to receive notice of and to vote at the Meeting. Those shareholders so desiring may be represented by proxy at the Meeting. The Proxy, and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof, must be deposited either at the office of the Registrar and Transfer Agent of the Company, Computershare Investor Services, Inc., 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, or at the Corporate Headquarters of the Company at 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759-1343 not less than 48 hours, Saturdays and holidays excepted, prior to the time of the holding of the Meeting or any adjournment thereof.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting, who will also determine whether a quorum is present for the transaction of business. The Company’s current Articles provide that a quorum is present if two or more shareholders of the Company are present in person (or represented by proxy) holding an aggregate of at least 33-1/3% of the total issued and outstanding Common Shares of the Company as of the Record Date for the Meeting. The number of issued and outstanding Common Shares currently equals the number of issued and outstanding Voting Common Shares, since the Common Shares held by the Company’s subsidiary are not considered to be “outstanding.” Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). Neither abstentions nor broker non-votes are counted in determining whether a proposal has been approved. The vote required for each proposal set forth herein, including the election of directors, is set forth under the discussion herein of such proposal.

Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Except as indicated below in connection with the election of directors, where no instructions are indicated signed Proxies will be voted FOR each proposal listed in the Notice of the Meeting as set forth more completely herein. Returning your completed Proxy will not prevent you from voting in person at the Meeting should you be present and wish to do so.

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, Inc., then you are a “shareholder of record.” This Proxy Statement and Information Circular and related materials have been provided directly to you by the Company. You may vote by ballot at the meeting or vote by proxy. To vote by proxy, sign, date and return the enclosed proxy card or follow the instructions on the proxy card for voting by Internet.

If your shares are held for you in a brokerage, bank or other institutional account (that is, held in “street name”), then you are not a shareholder of record. Rather, the institution is the shareholder of record and you are the “beneficial owner” of the shares. The Proxy Statement and Information Circular and accompanying materials have been forwarded to you by that institution. If you complete and properly sign the accompanying Proxy and return it in the enclosed envelope, or follow the instructions on the Proxy for voting by Internet, the institution will cause your shares to be voted in accordance with your instructions. If you are a beneficial owner of shares and wish to vote in person at the Meeting, then you must obtain a proxy, executed in your favor, from the holder of record (the institution).

If you are a shareholder of record and attend the Meeting, you may vote in person by ballot at the Meeting. To vote by ballot, you must register and confirm your shareholder status at the meeting. If the shareholder of record is a corporation, partnership, limited liability company or other entity of which you are an officer or other authorized person, then you should bring evidence of your authority to vote the shares on behalf of the entity. If your shares are held for you in a brokerage, bank or other institutional account (that is, in “street name”), you must obtain a proxy, executed in your favor, from that institution (the holder of record) to vote your beneficially-owned shares by ballot at the Meeting. If you are a shareholder of record, then you may opt to deliver your completed Proxy in person at the Meeting.

You will receive separate Proxies when you own shares in different ways. For example, you may own shares individually, as a joint tenant, in an individual retirement account, in trust or in one or more brokerage accounts. You should complete, sign and return each Proxy you receive or follow the Internet instructions on each card. The instructions on each Proxy may differ. Be sure to follow the instructions on each card.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors recommends each of the nominees set forth below for election as a director and urges each shareholder to vote “FOR” each of the nominees. Proxies in the accompanying form will be voted at the Meeting, unless authority to do so is withheld, in favor of the election as a director of each of the nominees named below. Brokers or other nominees who hold shares for “street name” holders do not have discretionary authority to vote uninstructed shares in the election of directors.

The Company’s Board of Directors currently consists of five members divided into three classes, with the members of each class serving three-year terms expiring at the third Annual General Meeting of Shareholders after their election. On July 13, 2017, Todd B. Pfister informed the Board that he will not be standing for re-election at the 2017 Annual General Meeting. Effective July 26, 2017, Ralph T. Finkenbrink resigned as a member of the Board of Directors of the Company, and the Board elected Adam K. Peterson as a director of the Company and appointed Robin Hastings as the Chairman of the Board.

The Company’s Board of Directors, upon the recommendation of the Nominating/Corporate Governance Committee, has nominated (1) Adam K. Peterson to stand for re-election as a director at the Meeting, to hold office for a term of two years expiring at the 2019 Annual General Meeting of Shareholders, and until his successor has been duly elected and qualified and (2) Jeremy Q. Zhu to stand for election as a director at the Meeting, to hold office for a term of three years expiring at the 2020 Annual General Meeting of Shareholders, and until his successor has been duly elected and qualified. No other person has been nominated by the Board to stand for election as a director at the Meeting.

Vote Required

Assuming a quorum is present, the election of each of Messrs. Peterson and Zhu as a director requires that a plurality of the total votes cast with respect to Voting Common Shares present, or represented by proxy, vote in favor of his election. (Please note that brokers or other nominees who hold shares for you do not have the discretionary authority to vote your uninstructed shares in the election of directors.) In the event Mr. Peterson or Mr. Zhu is unable to serve, the persons designated as proxies will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that either of the foregoing nominees will be unavailable, or if elected, will decline to serve.

Messrs. Peterson and Zhu are residents of the United States. Certain information is set forth below for each of the nominees for director, as well as for each director whose term of office will continue after the Meeting.

NOMINEES FOR DIRECTOR — TERM TO EXPIRE 2020

Name	Age	Principal Occupation And Other Information
Jeremy Q. Zhu	44

Jeremy Q. Zhu is the founder, and since December 2016 has been serving as Managing Director, of Sepulveda Management, LLC (“TCW Sepulveda”), previously known as Wedbush Opportunity Capital, LLC (“Wedbush”). TCW Sepulveda is an investment management company and SEC-registered investment adviser affiliated with the TCW Group, Inc. Between June 2007 and December 2016, Mr. Zhu served as the Managing Director and Senior Vice President of Wedbush, focusing on strategic growth initiatives, investments and acquisitions. Prior to joining Wedbush in 2003, Mr. Zhu worked at Lehman Brothers Venture Capital Group and CSC Kalchas Group, a strategy consultancy with numerous multinational corporations as clients. Mr. Zhu is currently a board member of Community 1st Bancorp and CalWest Bancorp, two OTC companies. Mr. Zhu received his Master’s in Engineering at Princeton University and a Bachelor of Science in Engineering at Cornell University.

The Board believes that Mr. Zhu brings a unique combination of leadership, financial and business analytical experience to the Board due to his extensive involvement within the financial industry and his service as a board member with several banking institutions. This led to the conclusion that he should serve as a director of our Company.

NOMINEES FOR DIRECTOR — TERM TO EXPIRE 2019

Name	Age	Principal Occupation And Other Information
Adam K. Peterson	35

Adam K. Peterson serves as Co-Chairperson and Co-CEO of Boston Omaha Corporation, a NASDAQ-listed company. Since June 2014, Mr. Peterson has served as the Manager of The Magnolia Group, LLC “Magnolia Group”), an SEC-registered investment adviser and the general partner of Magnolia Capital Fund, LP. (“Magnolia Capital”). Magnolia Group also manages a private real estate fund. As of the record date, Magnolia Capital was the holder of approximately 18.1% of the Company’s Voting Common Shares. Between November 2005 and June 2014, Mr. Peterson served as the Chief Investment Officer of Magnolia Capital Partners, LLC and related entities at a private family investment office, and from May 2004 through June 2006, he was a financial analyst for Peter Kiewit Sons, Inc. Mr. Peterson graduated with a BSBA with a concentration in Finance from Creighton University.

The Board believes that Mr. Peterson provides the Board with financial and business analytical experience as an investor who regularly scrutinizes public companies. This led to the conclusion that he should serve as a director of our Company.

DIRECTORS CONTINUING IN OFFICE — TERM TO EXPIRE 2019

Name	Age	Principal Occupation And Other Information
Kevin D. Bates	47

Mr. Bates was elected as a director of the Company on July 1, 2014 and has served as Senior Vice President – Branch Operations of the Company since May 31, 2014. He has been employed by the Company in various capacities since April 1, 1997, most recently as Vice President of Marketing from June 2011 through May 2014 and Regional Vice President from April 2009 through May 2014. During his more than 18-year tenure with the Company, Mr. Bates also previously served as Branch Manager and Regional Director of the Company. Mr. Bates received his B.S. degree in Business Management from St. Bonaventure University in 1993.

Given his lengthy tenure with the Company, Mr. Bates provides the Board with information gained from hands-on management of Company operations, helping to identify near-term and long-term goals, challenges and opportunities. This led to the conclusion that he should continue to serve as a director of our Company.

DIRECTORS CONTINUING IN OFFICE — TERM TO EXPIRE 2018

Name	Age	Principal Occupation And Other Information
Robin J. Hastings	63

Mr. Hastings has served as a director of the Company since August 2015. Until March 2016, Mr. Hastings was the Chief Operating Officer of United Ocean Services (UOS), a subsidiary of International Shipholding Corporation, a New York Stock Exchange-listed company. UOS is a U.S. flag shipping company with primary operations in the Gulf of Mexico. Until his retirement, he worked in various capacities for UOS under different ownership, for 28 years. Prior to becoming a director of the Company, Mr. Hastings worked for National Gypsum Company, American Shipbuilding Company and TECO Transport & Trade. Mr. Hastings began his career in the financial arena of TECO Transport & Trade in 1987. He was promoted to Assistant Controller of TECO Transport & Trade before it was purchased by investors and renamed United Maritime Group (UMG) in 2008. Mr. Hastings held the positions of Controller, Vice President of Commercial Operations and Logistics, and ultimately Chief Operating Officer of United Ocean Services and remained as COO when International Shipholding purchased UOS in 2012. Mr. Hasting received both his Bachelor’s degree in Accounting and Finance and his Master’s degree in Business Administration from the University of South Florida (USF) in Tampa, Florida.

		Mr. Hastings brings considerable financial, accounting and operating skills and experience to the Board. This led to the conclusion that he should serve as a director of our Company.

Scott Fink	56

Mr. Fink has served as a director of the Company since August 11, 2004. In 2001, Mr. Fink was awarded the Hyundai of New Port Richey, Florida dealership, where he is currently President and Owner. He has since opened four additional automobile franchises in the Tampa Bay area – Hyundai, Mazda and Chevrolet of Wesley Chapel and Volkswagen of New Port Richey. In 1998, Mr. Fink formed S&T Collision Centers, which currently operates out of locations in Clearwater and Brandon, Florida. Prior to 1998, Mr. Fink owned and operated a Toyota and a Mitsubishi Dealership in Clearwater, Florida. Mr. Fink also previously worked for Ford Motor Company in various management positions. Mr. Fink received his Bachelor of Science degree in Accounting from Wagner College, Staten Island, New York.

Given his extensive business experience Mr. Fink brings a unique combination of leadership, financial and business analytical skills and acute business judgment to the Board. This led to the conclusion that he should serve as a director of our Company.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors and Audit Committee recommend the ratification of the appointment of Dixon Hughes Goodman LLP as Independent Auditors of the Company for the fiscal year ending March 31, 2018, and urge each shareholder to vote “FOR” such proposal. Executed and unmarked proxies in the accompanying form will be voted at the Meeting in favor of such proposal.

During the fiscal year ended March 31, 2017, the Company engaged Dixon Hughes Goodman LLP to provide certain audit services, including the audit of the Company’s annual consolidated financial statements and internal control over financial reporting, quarterly reviews of the condensed consolidated financial statements included in the Company’s Forms 10-Q, services performed in connection with filing this Proxy Statement and Information Circular and the Annual Report on Form 10-K by the Company with the U. S. Securities and Exchange Commission (“SEC”), attendance at meetings with the Audit Committee and consultation on matters relating to accounting, tax and financial reporting. Dixon Hughes Goodman LLP has acted as the independent registered public accounting firm (“Independent Auditors”) for the Company since December 31, 2003.

The Audit Committee has appointed Dixon Hughes Goodman LLP as Independent Auditors of the Company for the fiscal year ending March 31, 2018, and the Board of Directors and Audit Committee propose the ratification of such appointment. If our shareholders do not ratify the appointment of Dixon Hughes Goodman LLP at the Meeting, then the Audit Committee will reconsider its selection of Dixon Hughes Goodman LLP; however, it is not required to change its selection. No representative of Dixon Hughes Goodman LLP will be present at the Meeting or available at the Meeting to answer any questions or make any statements with respect to the Company.

Vote Required

Assuming a quorum is present, approval of the ratification of the appointment of Dixon Hughes Goodman LLP as Independent Auditors of the Company for the fiscal year ending March 31, 2018 requires that a simple majority of the total votes cast with respect to Voting Common Shares present, or represented by proxy, vote in favor of such proposal.

Fees for Audit and Non-Audit Related Matters

The fees charged by Dixon Hughes Goodman LLP for professional services rendered to the Company in connection with all audit and non-audit related matters were as follows:

	Fiscal Year Ended March 31,
	2017	2016
Audit Fees (1)	$389,000	$369,000
Audit Related Fees (2)	$35,590	$20,000
Tax Fees (3)	$62,997	$43,700
All Other Fees	None	None

(1)

Audit fees consist of fees for the integrated audit of the Company’s annual consolidated financial statements and internal control over financial reporting and reviews of the Company’s condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q.

(2)

Audit related fees for the fiscal year ended March 31, 2016 consisted primarily of advice provided with respect to the Company’s retirement plan. Audit related fees for the fiscal year ended March 31, 2017 consisted primarily of advice provided with respect to the Company’s retirement plan and with respect to responding to SEC comments.

(3)	Fees incurred were for income tax return preparation and other compliance services.

The Audit Committee has concluded that Dixon Hughes Goodman LLP’s provision of the services described above is compatible with maintaining Dixon Hughes Goodman LLP’s independence. The Audit Committee pre-approved all of such services. The Audit Committee has established pre-approval policies and procedures with respect to audit and permissible non-audit services to be provided by the Company’s independent auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. During each of the fiscal years ended March 31, 2017 and 2016, respectively, all services were pre-approved by the Audit Committee in accordance with this policy.

PROPOSAL 3: ADVISORY VOTE ON COMPENSATION

OF NAMED EXECUTIVE OFFICERS

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in the Executive Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion contained in this Proxy Statement and Information Circular. Abstentions and broker nonvotes will not be counted for purposes of determining whether a majority of votes has been cast in favor of this proposal. Proxies solicited by the Board will be voted “FOR” approval of the compensation, unless a shareholder specifies otherwise.

Under legislation that Congress enacted in 2010, our shareholders may approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the U.S. Securities and Exchange Commission’s Regulation S-K. Accordingly, we are seeking input from shareholders with this advisory vote on the compensation of our named executive officers. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in the Executive Compensation Discussion and Analysis section and the accompanying executive compensation tables and narrative discussion contained in this Proxy Statement and Information Circular. The Company asks that you support the compensation of our named executive officers as so disclosed. Because your vote is advisory, it will not be binding on the Compensation Committee, the Nominating/Corporate Governance Committee, the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Company’s compensation philosophy emphasizes pay for performance. The goal is to provide an opportunity for total compensation that is competitive and sufficient to attract and retain executives and is reflective of our overall executive compensation philosophy which is designed to:

•

help attract and retain the most qualified individuals by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related businesses;

•	relate to the value created for shareholders by being directly tied to the financial performance of the Company and the particular executive officer’s contribution to such performance;

•	motivate and reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of the Company; and

•	reflect the qualifications, skills, experience, and responsibilities of the particular executive officer.

We describe the individual elements that make up our total compensation more fully in the Executive Compensation Discussion and Analysis section of this Proxy Statement and Information Circular. We believe our executive compensation programs are structured to support the Company and its business objectives.

Accordingly, for the reasons discussed above, the Board recommends that shareholders vote in favor of the approval of the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis section, compensation tables and narrative discussion.

Vote Required

Assuming a quorum is present, approval of the compensation of our named executive officers requires that a simple majority of the total votes cast with respect to Voting Common Shares present, or represented by proxy, vote in favor of such proposal.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF THE

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Board of Directors recommends a vote for submitting the advisory vote on the compensation of our named executive officers to shareholders every year. Abstentions and broker nonvotes will have no impact on the vote regarding this proposal. Proxies solicited by the Board will be voted for approval of a frequency of EVERY YEAR, unless a shareholder specifies otherwise.

Under legislation that Congress enacted in 2010, our shareholders may approve, on a nonbinding, advisory basis, the frequency of the advisory vote on the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the U.S. Securities and Exchange Commission’s Regulation S-K. Shareholders may choose to approve holding an advisory vote on the compensation of our named executive officers annually, biennially or triennially. Accordingly, we are asking shareholders whether the advisory vote should occur every year, once every two years or once every three years.

The Board has considered the frequency of the advisory vote on the compensation of our named executive officers that it should recommend. After considering the benefits and consequences of each option for the frequency of submitting the advisory vote on the compensation of our named executive officers to shareholders, the Board recommends submitting the advisory vote on the compensation of our named executive officers to our shareholders annually.

We believe an annual advisory vote on the compensation of our named executive officers will allow us to obtain information on shareholders’ views of the compensation of our named executive officers on a more consistent basis. In addition, we believe an annual advisory vote on the compensation of our named executive officers will provide our Board and the Compensation Committee with frequent input from shareholders on our compensation programs for our named executive officers. Finally, we believe an annual advisory vote on the compensation of our named executive officers aligns more closely with our objective to engage in regular dialogue with our shareholders on corporate governance matters, including our executive compensation philosophy, policies and programs, and our commitment to good corporate governance.

For the reasons discussed above, the Board recommends that shareholders vote in favor of holding an advisory vote on the compensation of our named executive officers at an annual meeting of shareholders every year. In voting on this advisory vote on the frequency of the advisory vote on the compensation of our named executive officers, shareholders should be aware that they are not voting “for” or “against” the Board’s recommendation to vote for a frequency of every year for holding future advisory votes on the compensation of our named executive officers. Rather, shareholders will be casting votes to recommend an advisory vote on the compensation of our named executive officers which may be every year, once every two years or once every three years, or they may abstain entirely from voting on the proposal.

We recognize that shareholders may have different views as to the best approach for the Company, and therefore, we look forward to hearing from our shareholders as to their preferences on the frequency of the advisory vote on the compensation of our named executive officers. The option on the frequency of the advisory vote on the compensation of our named executive officers that receives the most votes from shareholders will be considered by the Board and Compensation Committee as the shareholders’ recommendation as to the frequency of future advisory votes on the compensation of our named executive officers. However, the outcome of this advisory vote on the frequency of the advisory vote on the compensation of our named executive officers is not binding on the Company or the Board. Nevertheless, the Board will review and consider the outcome of this vote when making determinations as to when the advisory vote on the compensation of our named executive officers will again be submitted to shareholders for approval at an annual general meeting of shareholders within the next three years.

Vote Required

The frequency of the advisory vote on compensation of the Company’s named executive officers receiving the greatest number of votes — every year, once every two years or once every three years — will be the frequency that shareholders approve.

BOARD OF DIRECTORS

Committees of the Board of Directors and Meeting Attendance

The Company has not adopted a formal policy that each director must attend each annual general meeting of shareholders, although directors are encouraged to do so. The Company expects all members of the Board to attend the Meeting barring other significant commitments or special circumstances. All of the Company’s Board members attended the Company’s 2016 Annual General Meeting of Shareholders. During the Company’s fiscal year ended March 31, 2017, there were six meetings of the Board, and each incumbent director attended at least 75% of the aggregate number of Board meetings and meetings of all committees of the Board on which he served.

The Board of Directors of the Company has the standing committees listed below.

Audit Committee

On April 1, 2004, the Board of Directors established an Audit Committee, which was comprised of three members during the fiscal year ended March 31, 2017. Until July 1, 2016, the committee consisted of Messrs. Hastings (Chair), Bragin and Fink, and effective July 1, 2016, Mr. Pfister succeeded Mr. Bragin. If elected as a director, Jeremy Zhu will replace Mr. Pfister on the Audit Committee. The Audit Committee held five meetings during the fiscal year ended March 31, 2017. The Board has determined that Messrs. Hastings, Fink and Pfister, the current members of the Audit Committee, as well as Mr. Zhu, who if elected as a director will replace Mr. Pfister, satisfy the independence requirements of current Securities and Exchange Commission rules and NASDAQ listing standards. The Board also has determined that Mr. Hastings qualifies as an audit committee financial expert as defined under these rules and listing standards.

The Audit Committee assists the Board of Directors with its responsibilities by (A) overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements and (B) monitoring (i) the Company’s compliance with legal, risk management and regulatory requirements, (ii) the Company’s independent auditors’ qualifications and independence, (iii) the performance of the Company’s audit function and independent auditors, and (iv) the Company’s systems of internal control with respect to the integrity of financial records, adherence to its policies and compliance with legal requirements. The Audit Committee: has sole responsibility to retain and terminate the Company’s independent auditors, subject to shareholder ratification; has sole authority to pre-approve all audit and non-audit services performed by the Company’s independent auditors and the fees and terms of each engagement; reviews the scope and results of each annual internal audit; and reviews the Company’s audited consolidated financial statements and related public disclosures, earnings press releases and other financial information and earnings guidance provided to analysts or rating agencies. The Audit Committee is governed by a written charter, which sets forth the specific functions and responsibilities of the Audit Committee. A copy of the current Audit Committee charter is available on the Company’s web site.

Compensation Committee

On June 30, 2005, the Board of Directors established a Compensation Committee, which was comprised of three members during the fiscal year ended March 31, 2017. Until July 1, 2016, the committee consisted of Messrs. Fink (Chair), Bragin and Hastings, and effective July 1, 2016, Mr. Pfister succeeded Mr. Bragin. The Board has determined that Messrs. Fink, Hastings and Pfister, the current members of the Compensation Committee, satisfy the independence requirements of current Securities and Exchange Commission rules and NASDAQ listing standards, and that they are “non-employee directors” pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

The Compensation Committee held four meetings during the fiscal year ended March 31, 2017. The principal responsibilities of the Compensation Committee are to evaluate the performance and approve the compensation of the Company’s Chief Executive Officer and other executive officers; prepare an annual report on executive compensation for inclusion in proxy statements of the Company; and oversee the Company’s compensation and benefit plans for key employees and non-employee directors.

The Compensation Committee reviews and approves corporate goals and objectives relevant to the Company’s Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of these goals and objectives and establishes his compensation levels based on its evaluation. This committee is also responsible for administration of the Nicholas Financial, Inc. Equity Incentive Plan and the Nicholas Financial, Inc. 2015 Omnibus Incentive Plan. The specific functions and responsibilities of the Compensation Committee are set forth in its written charter. A copy of the current Compensation Committee charter is available on the Company’s web site.

The Compensation Committee may designate one or more subcommittees, each of which must consist of two or more members of the Compensation Committee. Each subcommittee will have and may exercise all the powers and authority of the Compensation Committee, to the extent provided in the committee’s resolutions and to the extent not limited by applicable law or listing standard. The Compensation Committee has designated a subcommittee consisting of Messrs. Fink and Hastings and delegated to it the responsibilities of the Board and the Compensation Committee with respect to any compensation that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and to perform other duties delegated from time to time by the Board or the Compensation Committee. Each current member of the Compensation Committee and Mr. Zhu meet the requirements to be considered an “outside director” within the meaning of Section 162(m).

Nominating/Corporate Governance Committee

On June 30, 2005, the Board of Directors established a Nominating/Corporate Governance Committee, which increased from two to three members during the fiscal year ended March 31, 2017. Until July 1, 2016, the committee consisted of Messrs. Fink (Chair) and Hastings, and effective July 1, 2016, Mr. Pfister joined the Nominating/Corporate Governance Committee and thereafter assumed the role of Chairperson. Effective at the date of the Meeting, Mr. Pfister will resign from the Board, and Mr. Fink will serve as Chair of the committee.

The Nominating/Corporate Governance Committee held four meetings during the fiscal year ended March 31, 2017. The Board has determined that Messrs. Fink, Hastings and Pfister, the current members of the Nominating/Corporate Governance Committee, satisfy the independence requirements of current NASDAQ listing standards.

The principal functions of the Nominating/Corporate Governance Committee are to: identify, consider and recommend to the Board qualified director nominees for election at the Company’s annual meeting; review and make recommendations on matters involving the general operation of the Board and its committees and recommend to the Board nominees for each committee of the Board; and develop and recommend to the Board the adoption and appropriate revision of the Company’s corporate governance practices. The Nominating/Corporate Governance Committee is governed by a written charter, which is reviewed on an annual basis. A copy of the current Nominating/Corporate Governance Committee charter is available on the Company’s web site.

Nominations of Directors

The entire Board by majority vote selects the director nominees to stand for election at the Company’s annual general meetings of shareholders and to fill vacancies occurring on the Board, based on the recommendations of the Nominating/Corporate Governance Committee. In selecting nominees to recommend to the Board to stand for election as directors, the Nominating/Corporate Governance Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate. While the Nominating/Corporate Governance Committee does not have a formal policy relating specifically to the consideration of diversity in its process to select and evaluate director nominees, the Committee does consider diversity as part of its overall evaluation of candidates for director nominees. Specifically, the Company’s Corporate Governance Policies provide that the selection of potential directors should be based on all factors the Nominating/Corporate Governance Committee and the Board consider appropriate, which include issues of diversity, age, background and training, business or administrative experience or skills, dedication and commitment, business judgment, analytical skills, problem-solving abilities and familiarity with regulatory environment. To this end, the Nominating/Corporate Governance Committee believes that the following minimum qualifications must be met by a director nominee to be recommended to stand for election as director:

•	Each director must display high personal and professional ethics, integrity and values.

•	Each director must have the ability to exercise sound business judgment.

•

Each director must be highly accomplished in his or her respective field, with broad experience at the executive or policy-making level in business, government, education, technology or public interest.

•	Each director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

•	Each director must be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

•	Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

The Nominating/Corporate Governance Committee may use various sources for identifying and evaluating nominees for directors, including referrals from the Company’s current directors, management and shareholders. The Nominating/Corporate Governance Committee will review the resume and qualifications of each candidate identified through any of the sources referenced above, and determine whether the candidate would add value to the Board. With respect to candidates that are determined by the Nominating/Corporate Governance Committee to be potential nominees, one or more members of the committee will contact such candidates to determine the candidate’s general availability and interest in serving. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet with the full Nominating/Corporate Governance Committee, which will conduct a personal interview with the candidate. During the interview, the committee will evaluate whether the candidate meets the guidelines and criteria adopted by the Board as well as exploring any special or unique qualifications, expertise and experience offered by the candidate and how such qualifications, expertise and/or experience may complement that of existing Board members. If the candidate is approved by the Nominating/Corporate Governance Committee as a result of the committee’s determination that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the committee will then review its conclusions with the Board and recommend that the candidate be selected by the Board to stand for election by the shareholders or fill a vacancy or newly created position on the Board.

Pursuant to the Nominating/Corporate Governance Committee charter as currently in effect, the committee will investigate and consider shareholder recommendations for director nominations submitted in writing by a shareholder (or group of shareholders) owning 5% or more of the Company’s outstanding Common Shares for at least one year. Recommendations for director nominees to be considered by the Nominating/Corporate Governance Committee, including recommendations from shareholders of the Company, should be sent in writing, together with a description of each proposed nominee’s qualifications and other relevant biographical information concerning such proposed nominee, to the

Nominating/Corporate Governance Committee of the Board of Directors, care of the Secretary of the Company, at the Company’s headquarters, and must be received at least 120 days prior to the anniversary date of the release of the proxy statement relating to the prior year’s Annual General Meeting of Shareholders.

Please refer to the section “Shareholder Proposals” for the deadlines by which shareholders must submit shareholder proposals under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and outside of Rule 14a-8.

Leadership Structure and Role in Risk Oversight

Since July 1, 2014, Mr. Finkenbrink had served as both our Chief Executive Officer, or CEO, and Chairman of the Board. Mr. Finkenbrink has informed the Board that he will retire as President and Chief Executive Officer of the Company effective upon the appointment of his successor. Effective July 26, 2017, Mr. Finkenbrink resigned from the Board. The Board accepted such resignation and appointed Mr. Hastings to serve as Chairman of the Board.

Our Board does not have a policy on whether or not the roles of CEO and Chairman should be separate; indeed, the Board has the authority to choose its Chairman in any way it deems best for our Company at any given point in time. Accordingly, our Board reserves the right to vest the responsibilities of the CEO and Chairman in the same person or in two different individuals, depending upon what it believes is in the best interests of the Company at that time. During the time of CEO transition, the Board believes that it is most effective for the roles of CEO and Chairman to be separated in order to ensure continuity in leadership and sound oversight of the transition process.

Our Board, and, in particular, the Audit Committee are involved on an ongoing basis in the general oversight of our material identified enterprise-related risks. Each of our CEO and Chief Financial Officer, with input as appropriate from other appropriate management members, reports and provides relevant information directly to either our Board and/or the Audit Committee on various types of identified material financial, reputational, legal and business risks to which we are or may be subject, as well as mitigation strategies for certain key identified material risks. Our Board’s and Audit Committee’s roles in our risk oversight process have not affected our Board leadership structure.

Communications with Board of Directors

Shareholders may communicate with the full Board or individual directors by submitting such communications in writing to Nicholas Financial, Inc., Attention: Board of Directors (or the individual director(s)), 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759. Such communications will be delivered directly to the appropriate director(s).

Report of the Audit Committee(1)

The Audit Committee (the “Committee”) oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Committee reviewed with the Company’s Independent Auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Accounting Oversight Board. The Audit Committee also discussed with the Company’s Independent Auditors matters related to the financial reporting process required to be discussed by Auditing Standard No. 16 as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from the Independent Auditors required by Rule 3526 of the Public Company Accounting Standards Board, as currently in effect, and the Audit Committee discussed with the Independent Auditors that firm’s independence and considered the compatibility of nonaudit services with the Independent Auditors’ independence.

The Committee discussed with the Company’s Independent Auditors the overall scope and plans for their audit. The Committee meets with the Independent Auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report for filing with the Commission. The Committee also appointed Dixon Hughes Goodman LLP as the Company’s Independent Auditors for the fiscal year ending March 31, 2018.

Robin J. Hastings, Audit Committee Chair

Scott Fink, Audit Committee Member

Todd B. Pfister, Audit Committee Member

July 26, 2017

(1)

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE OFFICERS AND COMPENSATION

The Company currently has three (3) executive officers: Ralph T. Finkenbrink, President and Chief Executive Officer; Kevin D. Bates, Senior Vice President – Branch Operations; and Katie L. MacGillivary, Vice President – Finance, Chief Financial Officer and Corporate Secretary. For additional information regarding Mr. Bates, see “Proposal 1: Election of Directors” above.

Ms. MacGillivary, age 38, joined the Company as Controller in April 2010 and has also served as Vice President – Finance since May 2012. Prior to joining the Company, Ms. MacGillivary served as the controller for Harden & Associates, an insurance and risk management provider in Jacksonville, Florida, from January 2009 to April 2010. Prior to 2009, she held several accounting positions with TECO Energy, Inc. in Tampa, Florida, and worked as an auditor at Ernst & Young LLP. Ms. MacGillivary received her B.S. degree in Accounting from the University of Central Florida in 2001 and her M.B.A. degree from the University of Florida in 2008. She is a Certified Public Accountant licensed to practice in the State of Florida.

Mr. Finkenbrink had served as a director of the Company since 2002, as President and Chief Executive Office of the Company since May 31, 2014, and as Chairman of the Board since July 1, 2014. Mr. Finkenbrink previously served as Senior Vice President, Chief Financial Officer and Secretary of the Company from 1997 through May 2014 and Vice President – Finance of the Company from 1992 to July 1997. He joined the Company in 1988 and served as Controller of Nicholas Financial and NDS until 1992. Prior to joining the Company, Mr. Finkenbrink was a staff accountant for MBI, Inc. from January 1984 to March 1985 and Inventory Control Manager for the Dress Barn, Inc. from March 1985 to December 1987. Mr. Finkenbrink received his Bachelor of Science Degree in Accounting from Mount St. Mary’s University in Emmitsburg, Maryland. On June 12, 2017, Mr. Finkenbrink has informed the Board that he will retire as President and Chief Executive Officer of the Company. On July 26, 2017, Mr. Finkenbrink and the Company entered into a Separation and Release Agreement that extended his employment until the appointment of his successor, or until the Company terminates his extended employment prior to such event in its discretion. Effective July 26, 2017, Mr. Finkenbrink resigned from the Board.

Executive Compensation Discussion and Analysis

Overview of Executive Compensation Philosophy

The primary objectives of the Compensation Committee of the Company’s Board of Directors with respect to executive compensation are to attract, motivate and retain the best executive talent available and to align the Company’s executive compensation structure with shareholder value creation. More specifically, the Compensation Committee believes that executive compensation should:

•

help attract and retain the most qualified individuals by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related businesses;

•	relate to the value created for shareholders by being directly tied to the financial performance of the Company and the particular executive officer’s contribution to such performance;

•	motivate and reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of the Company; and

•	reflect the qualifications, skills, experience, and responsibilities of the particular executive officer.

Role of the Compensation Committee

The Compensation Committee is responsible for:

•	evaluating the performance and determining and approving the compensation of the Company’s executive officers, including the Chief Executive Officer (the “CEO”); and

•	overseeing the Company’s compensation and benefit plans for key employees and non-employee directors, including the Company’s equity plans.

Through this process, the Committee reviews and determines all aspects of compensation for the Named Executive Officers (as defined below) of the Company. The Named Executive Officers of the Company during the fiscal year ended March 31, 2017 were: Ralph T. Finkenbrink, President and CEO; Kevin D. Bates, Senior Vice President – Branch Operations; and Katie L. MacGillivary, Vice President – Finance, Chief Financial Officer and Corporate Secretary. As noted above, Mr. Finkenbrink will retire as President and Chief Executive Officer of the Company effective upon the appointment of his successor.

Process for Determining Executive Compensation

The Compensation Committee is responsible for establishing and monitoring adherence to the Company’s compensation programs. When setting executive compensation, the Compensation Committee applies a consistent approach for all Named Executive Officers. It intends that the combination of elements of executive compensation closely align the executives’ interest with those of the Company’s shareholders. Target total compensation is generally comprised of base salary, annual cash bonus and incentive compensation in the form of equity grants. The Compensation Committee reviews and adjusts executive target total compensation levels annually, and approves the base salary, annual cash bonus and incentive equity awards for each Named Executive Officer.

The Compensation Committee currently initiates the compensation process, seeking input and information from the CEO and the full Board of Directors before finalizing any salary increases, employment contracts, bonus plans or long-term incentive equity awards for Named Executive Officers. In considering the appropriate compensation for each of the Named Executive Officers, the Compensation Committee takes into consideration, among other things, the CEO’s recommendations, the executive pay for executive officers in comparable positions for companies in the Company’s peer group, the level of inherent risk associated with the position, the specific circumstances of the executive, and the advisory votes of the Company’s shareholders with respect to the compensation of the Named Executive Officer for prior fiscal years. In addition, in May 2016, the Compensation Committee directly retained Frederic W. Cook & Co., Inc. as an independent compensation consultant to, among other things, review the design of the Company’s executive and director compensation programs and make recommendations on the basis of that review in order to achieve the following objectives:

•	provide incentives for management to think like shareholders and pursue strategies and investments that maximize long-term value;

•	tie long term incentive compensation opportunities to the achievement of long-term financial and strategic goals;

•	provide sufficient levels of wealth creation opportunity to attract and retain highly skilled executives; and

•	maximize the financial efficiency of the program from tax, accounting and cash flow perspectives.

The Compensation Committee has reviewed the aggregate amounts and mix of all components of the Named Executive Officers’ compensation, including base salary, annual cash bonus, equity incentive compensation, accumulated (realized and unrealized) stock option and restricted stock gains, the value to the executive and cost to the Company of all perquisites and other personal benefits and the actual projected payout obligations for severance and change-in-control scenarios. A tally sheet setting forth all the above components was prepared affixing dollar amounts under the various payout scenarios for the Named Executive Officer and was reviewed by the Compensation Committee.

Compensation Components

The Company’s executive compensation program currently consists of three key elements: base salary, annual incentive bonus and equity incentive compensation.

Base Salary

The Compensation Committee establishes base salaries for the Company’s Named Executive Officers based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies in the Company’s peer group for similar positions. Generally, the Compensation Committee believes that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with our compensation philosophy.

Base salaries are reviewed annually, and may be adjusted to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

The annual base salaries for Mr. Finkenbrink, the Company’s current CEO, Mr. Bates, the Company’s current Senior Vice President – Branch Operations, and Ms. MacGillivary, the Company’s current Chief Financial Officer, for the fiscal year ended March 31, 2017 (“Fiscal 2017”) were $385,000, $260,000 and $195,000, respectively.

The Compensation Committee has determined to maintain annual base salaries for Mr. Bates and Ms. MacGillivary at the same level for the fiscal year ending March 31, 2018 (“Fiscal 2018”), while Mr. Finkenbrink’s base salary will be maintained at the same level through the date of his retirement on September 30, 2017. The Compensation Committee believes that the current base salaries of the Company’s Named Executive Officers are generally competitive at the median salary ranges observed at comparable companies.

Annual Incentive Bonus

In addition to his or her annual base salary, each of the Named Executive Officers was entitled to receive cash bonuses for Fiscal 2017.

Performance-Based Bonus

The amount of non-discretionary, or performance-based, cash bonus earned by a Named Executive Officer for Fiscal 2017 was based on (i) the cash target allocation for such Named Executive Officer (the “Cash Target Allocation”) multiplied by (ii) the overall payout factor (the “Overall Payout Factor”).

The Cash Target Allocation for Fiscal 2017 was as follows: Mr. Finkenbrink: 17.5% of annual base salary; Mr. Bates: 12.5% of annual base salary; and Ms. MacGillivary: 12.5% of annual base salary. The Overall Payout Factor, the performance metrics, and the “threshold,” “target,” and “maximum” levels of performance for the performance-based bonus are as described below under “Fiscal 2017 Equity Awards - Performance-Based Award.”

For Fiscal 2017, non-discretionary, performance-based cash bonuses of $28,971, $13,975 and $10,481 were earned by Mr. Finkenbrink, Mr. Bates and Ms. MacGillivary, respectively.

Discretionary Bonus

For Fiscal 2017, the Named Executive Officers were not awarded discretionary cash bonuses.

For Fiscal 2018, the Compensation Committee has not established a non-discretionary, or performance-based, bonus program. In light of various factors including competitive conditions, the Company’s recent performance and the pending retirement of the Company’s CEO, the Committee determined that discretionary bonuses not to exceed 50% of base salary provide the desired flexibility. As a result, each of Mr. Bates and Ms. MacGillivary is eligible to receive a discretionary cash bonus up to 50% of their base salary, which will be determined at the discretion of the Compensation Committee in light of factors that may include profitability, portfolio growth, branch expansion, and competitive circumstances, among others.

Equity Incentive Compensation

The Compensation Committee believes that stock-based awards promote the long-term growth and profitability of the Company by providing executive officers of the Company with incentives to improve shareholder value and contribute to the success of the Company and by enabling the Company to attract, retain and reward the best available persons for executive officer positions.

Prior to August 13, 2015, the Company maintained the Nicholas Financial, Inc. Equity Incentive Plan (the “Equity Plan”). The Equity Plan was terminated on August 13, 2015. While no new awards have been granted under the Equity Plan since that date, awards previously granted under such plan, including awards granted to the Named Executive Officers, remain outstanding. Effective August 13, 2015, the Company adopted the Nicholas Financial, Inc. 2015 Omnibus Incentive Plan (the “Omnibus Incentive Plan” or “Plan”). The Omnibus Incentive Plan allows for the grant of equity awards and cash incentive awards to eligible individuals, with up to 750,000 Common Shares reserved for the grant of equity awards under the Plan. The administrator of the Omnibus Incentive Plan (currently the Compensation Committee of our Board of Directors) (the “Administrator”) may designate any of the following as a participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its affiliates (including the Named Executive Officers); any individual who the Company or one of its affiliates has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its affiliates; or any director, including a non-employee director. Currently, the persons eligible to participate in the Plan consist of approximately 307 employees and three non-employee directors. A more detailed description of the Equity Plan can be found below under the heading “Summary of Equity Plan” beginning on page 41. A more detailed description of the Omnibus Incentive Plan can be found below under the heading “Summary of Omnibus Incentive Plan” beginning on page 41.

Fiscal 2017 Equity Awards

The equity awards granted to the Named Executive Officers under the Omnibus Incentive Plan for Fiscal 2017 consisted of two distinct components: a performance-based award and an award of time-vested stock.

Performance-Based Award

On July 12, 2016, the Compensation Committee awarded the Named Executive Officers performance units under the Omnibus Incentive Plan (the “2017 Performance Unit Program”), with each performance unit representing the right to receive a number of shares of restricted stock, together with dividend equivalents, if applicable, based on (i) the equity target allocation (the “2017 Equity Target Allocation”) multiplied by (ii) the Overall Payout Factor, both as described below. The earned shares of restricted stock, together with dividend equivalents, if applicable, underlying the performance units will vest on the second anniversary of the last day of the performance period (on March 31, 2019 for the Fiscal 2017 grant), and will be settled in Common Shares as soon as administratively feasible following the vesting date. The payout of the Common Shares does not affect any programs dependent on earned compensation. Earned awards are subject to the Company’s clawback policy.

The 2017 Equity Target Allocation for the Named Executive Officers was as follows: Mr. Finkenbrink: 11,704 shares of restricted stock; Mr. Bates: 6,367 shares of restricted stock; and Ms. MacGillivary: 4,682 shares of restricted stock.

There were two performance metrics under the 2017 Performance Unit Program: (i) the Company’s operating expenses as a percentage of the Company’s average finance receivables and (ii) the write-off to liquidation ratio. In calculating the Company’s operating expenses as a percentage of average finance receivables for purposes of the 2017 Performance Unit Program, the Company’s operating expenses did not include any costs relating to the implementation of a new loan servicing system. The write-off to liquidation ratio is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.

For each performance metric, a “threshold”, “target” and “maximum” level of performance was determined at grant. If performance is below the threshold level, the payout factor for that metric is 0% and no shares of restricted stock are earned. If performance is at the target level, the payout factor for that metric is 100%. If performance is at the maximum level, the payout factor for that metric is 150%. The payout factor for each metric is adjusted proportionally for performance that falls between the threshold and the maximum levels. Because each of the two performance metrics is weighted 50%, the Overall Payout Factor is calculated as a simple average of the payout factors for each metric.

The following table sets forth the payout factors for the specified levels of performance with respect to each metric:

Operating Expenses as % of Average Finance Receivables (Weighted 50%)	Write-Off to Liquidation Ratio (Weighted 50%)	Performance Level	Payout Factor
Greater than 10.25%	Greater than 9.50%	Below Threshold	0%
10.25%	9.50%	Threshold	50%
10.00%	9.00%	Target	100%
9.75%	8.50%	Maximum	150%

On the basis of the above, the Named Executive Officers earned the following shares of restricted stock under the 2017 Performance Unit Program: Mr. Finkenbrink: 5,194 shares, Mr. Bates: 2,825 shares and Ms. MacGillivary: 2,077 shares. These shares will vest on March 31, 2019.

Award of Time-Vested Stock

On July 12, 2016, the Compensation Committee awarded to the Named Executive Officers the following number of shares of restricted stock together with dividend equivalents, if applicable, under the Omnibus Incentive Plan: Mr. Finkenbrink: 11,704; Mr. Bates: 6,367; and Ms. MacGillivary: 4,682. The shares of restricted stock will vest on March 31, 2019.

Fiscal 2018 Equity Awards

The equity awards granted to the Named Executive Officers under the Omnibus Incentive Plan for Fiscal 2018 consist solely of awards of time-vested stock.

On June 22, 2017, the Compensation Committee awarded to the Named Executive Officers the following number of shares of restricted stock together with dividend equivalents, if applicable, under the Omnibus Incentive Plan: Mr. Bates: 8,344 and Ms. MacGillivary: 6,135. The shares of restricted stock will vest on March 31, 2020.

Change of Control

The Company has change of control provisions in its employment agreements with its three current Named Executive Officers (Messrs. Finkenbrink and Bates and Ms. MacGillivary), the Equity Plan and the Omnibus Incentive Plan (including under the Performance Unit Program). The Company has no additional change of control contracts or arrangements with any of the Named Executive Officers. The current employment agreements with Mr. Bates and Ms. MacGillivary were entered into in July 2017, and Mr. Finkenbrink’s employment agreement was entered into in July 2015 and subsequently replaced by a separation and release of claims agreement through the date of his retirement. For further information regarding these employment agreements, see “Potential Payments Upon Termination or a Change of Control – Employment Agreements” beginning on page 34 and “Summary of Employment Agreements With Named Executive Officers” beginning on page 39.

The change of control provisions in the plans and the employment agreements are designed to make a change of control transaction neutral to the economic interests of employees that might be involved in considering such a transaction. The employees subject to these provisions would likely not be in a position to influence the Company’s performance after a change of control or may not be in a position to earn their incentive awards or vest in their equity awards after a change of control. Thus, the provisions are meant to encourage employees that may be involved in considering a change of control transaction to act in the interests of the Company’s shareholders rather than their own interests.

The change of control provisions in the employment agreements with Named Executive Officers and under the Performance Unit Program are described starting on page 34 under “Potential Payments Upon Termination or a Change of Control – Employment Agreements” and “– Equity Incentive Plans.” Generally, the Company’s equity compensation plans provide that restricted stock, restricted stock units and performance units will vest in full, and options to purchase Common Shares will become immediately exercisable, either upon a change of control if the successor company does not assume or replace the award, or upon termination of employment without cause within one year after a change of control.

The Compensation Committee believes that the provisions provided for under both our employment agreements and equity compensation plans are appropriate since an employee’s position could be adversely affected by a change of control even if he is not terminated. Our equity compensation plans provide, however, that the Compensation Committee may determine in advance of the change of control event that the provisions would not apply and therefore no accelerated vesting would occur.

Other Compensation

Consistent with the Compensation Committee’s pay-for-performance compensation philosophy, the Company intends to continue to maintain modest executive benefits and perquisites for executive officers; however, the Compensation Committee, in its discretion, may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. The Compensation Committee believes these benefits and perquisites are currently at or below median competitive levels for companies in the Company’s peer group. The Company does not provide pension arrangements, post-retirement health coverage, or similar benefits for its executives or employees.

The following table generally illustrates the benefit plans and perquisites that the Company does and does not provide and identifies those employees who may be eligible to receive them. Perquisites for the Named Executive Officers are detailed in the footnotes to the Summary Compensation Table.

Perquisites and Employee Benefits	Executive Officers	Full-Time Employees
401(k) Plan (1)	✓	✓
Medical/Dental Plans (2)	✓	✓
Life Insurance (3)	✓	✓
Long Term Disability Plan (4)	✓	✓
Short Term Disability Plan (5)	✓	✓
Company Paid Trips (6)	✓	✓
Company Owned Vehicle (7)	✓	✓
Club Memberships (8)	✓	Not Offered
Change in Control and Severance Plan (9)	✓	Not Offered
Deferred Compensation Plan	Not Offered	Not Offered
Supplemental Early Retirement Plan	Not Offered	Not Offered
Employee Stock Ownership Plan	Not Offered	Not Offered
Defined Benefit Pension Plan	Not Offered	Not Offered

[1]

Eligible employees, including the Company’s executive officers, are able to participate in the Company’s 401(k) Plan. The 401(k) Plan permits participants to make 401(k) contributions on a pretax and post-tax (Roth) basis. All employees of the Company and its subsidiaries who are at least age 21 are eligible to participate in the 401(k) Plan on the first day of the month following the completion of 60 days of service. Participants can contribute up to 60% of their pre-tax or post-tax compensation to the 401(k) Plan annually, subject to certain legal limitations. Neither the Company nor any of its subsidiaries made any matching contributions in Fiscal 2017; the Company has not yet determined whether it will make any matching contribution in Fiscal 2018.

[2]

The Company provides medical insurance coverage for all of its full-time employees, including the Named Executive Officers. The Company pays 80% of the applicable premium and the employee pays the remaining 20% of the premium. Employees electing dependent coverage are responsible for 100% of the premium, less a $200 Company contribution for their spouse, or a $175 Company contribution for one or more children, or a $375 Company contribution for family coverage. Dental coverage is offered to all full-time employees. The Company pays 52% of the applicable premium and the employee pays the remaining 48% of the premium. Vision insurance is also offered to all of its full-time employees, including the Named Executive Officers. The employee is responsible for 100% of the applicable premium.

[3]	The Company provides all full-time employees, including the Named Executive Officers, with a $10,000 term life insurance policy. The premium for this coverage is paid entirely by the Company.
[4]

The Company provides all full-time employees, including the Named Executive Officers, long-term disability insurance with a monthly benefit in the amount of 60% of monthly salary up to a maximum of $10,000 per month. The premium for this coverage is paid entirely by the Company after one year of employment with the Company.

[5]	The Company offers short-term disability insurance coverage to all of its full-time employees, including the Named Executive Officers. The employee is responsible for 100% of the applicable premium.
[6]	The Company maintains an annual sales contest that rewards certain employees with a trip at Company expense. All of the Named Executive Officers participate in this program.
[7]	The Company provides Company vehicles to its Named Executive Officers and its branch managers, regional managers and other key personnel.
[8]	The Company covers certain country club membership costs for the CEO.
[9]

The Company’s employment agreements with the Named Executive Officers provide for certain change of control and severance benefits as described elsewhere in this Proxy Statement and Information Circular.

Policy Regarding Retroactive Adjustments

Section 304 of the Sarbanes-Oxley Act of 2002 authorizes a company to claw back certain incentive-based compensation and stock profits of the Chief Executive Officer and Chief Financial Officer if the company is required to prepare an accounting restatement due to the material noncompliance of the company, as a result of misconduct, with any financial reporting requirement under the securities laws. The Compensation Committee does not otherwise have a formal policy regarding whether the Committee will make retroactive adjustments to, or attempt to recover, cash or share-based incentive compensation granted or paid to executive officers in which the payment was predicated upon the achievement of certain financial results that are subsequently the subject of a restatement. The Committee may seek to recover any amount determined to have been inappropriately received by the individual executive to the extent permitted by applicable law.

Tax, Accounting and Other Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the Company’s deduction of annual compensation paid to the Named Executive Officers to $1 million per employee, unless the compensation meets certain specific requirements to qualify as performance-based compensation. The Compensation Committee has considered the Company’s ability to deduct from taxable income certain performance based compensation under Section 162(m) of the Code. At the current compensation levels in effect for the Named Executive Officers, tax deductibility under Section 162(m) was not a determinative factor in the design of the Company’s compensation program.

Section 280G of the Code limits the Company’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Code Section 280G) paid in connection with a change in control transaction, and Section 4999 of the Code imposes excise taxes on certain executives who receive “excess parachute payments.” The Compensation Committee considers the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors, when it designs and implements arrangements that may be triggered upon a change in control for all potentially affected employees, including the Company’s Named Executive Officers.

Various rules under generally accepted accounting principles determine the extent to which and the manner in which the Company accounts for grants under its long term equity incentive plans in its financial statements. The Compensation Committee takes into consideration the accounting treatment under Financial Accounting Standards Board (“FASB”) Accounting Standards Classification (“ASC”) Topic 718, “Stock Compensation” (formerly, FAS 123(R)) (“ASC Topic 718”), when determining the types of and value of grants under its long term equity incentive plans for all employees, including the Company’s Named Executive Officers. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to the Company’s employees.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the foregoing “Executive Compensation Discussion and Analysis” with management of the Company and, based upon such review and discussion, has recommended to the Board that the “Executive Compensation Discussion and Analysis” be included in this Proxy Statement and Information Circular for incorporation by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

Scott Fink, Compensation Committee Chair

Robin J. Hastings, Compensation Committee Member

Todd B. Pfister, Compensation Committee Member

July 26, 2017

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2017, the Compensation Committee was comprised, until July 1, 2016, of Messrs. Fink, Hastings and Bragin, and effective July 1, 2016, of Messrs. Fink, Hastings and Pfister, none of whom is, or ever has been, an employee or officer of the Company or any of its subsidiaries, and none of whom during such fiscal year had any relationship requiring disclosure under Item 404 of Regulation S-K. During the fiscal year ended March 31, 2017, none of the Company’s executive officers served on the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity, one of whose executive officers served on the Board of Directors and/or Compensation Committee of the Company.

Mr. Pfister was a partner with the law firm Foley & Lardner LLP until his retirement from that firm in June 2016. Prior to July 1, 2016, Foley & Lardner LLP provided legal services to the Company from time to time. During the fiscal year ended March 31, 2017, the Company paid Foley & Lardner LLP $6,851 with respect to such services.

Summary Compensation Table

The following table sets forth for each of the Named Executive Officers: (i) the U.S. dollar value of base salary and bonus earned during each of the fiscal years ended March 31, 2016, 2015 and 2014, respectively; (ii) the aggregate grant date fair value (in U.S. dollars) of stock and option awards granted during each of such fiscal years, computed in accordance with ASC Topic 718; (iii) the U.S. dollar value of all other compensation for each of such fiscal years; and (vi) the U.S. dollar value of total compensation for each of such fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Ralph T. Finkenbrink	2017	$385,000	—	$180,471	(1)	—		$28,971	$9,200	(2)	$603,642
President and Chief	2016	$375,000	$32,500	—		—		—	$9,200	(3)	$416,700
Executive Officer	2015	$312,466	$60,000	$287,400	(4)	$82,884	(5)	—	$8,850	(6)	$751,600

Kevin D. Bates	2017	$260,000	—	$98,171	(7)	—		$13,975	$4,050	(8)	$376,194
Senior Vice President	2016	$250,000	$25,000	—		—		—	$4,050	(9)	$279,050
-Branch Operations	2015	$210,795	$25,000	$177,440	(10)	$51,803	(11)	—	$3,700	(12)	$468,738

Katie L. MacGillivary	2017	$195,000	—	$72,186	(13)	—		$10,481	$4,050	(14)	$281,717
Vice President-Finance,	2016	$175,000	$17,500	—		—		—	$1,650	(15)	$194,150
Chief Financial Officer	2015	$146,658	$15,000	$114,960	(16)	$31,082	(17)	—	$1,300	(18)	$309,000
and Corporate Secretary

(1)

Grant date fair value (as of July 12, 2016) of shares of restricted stock, of which 5,194 were earned under the 2017 Performance Unit Program and 11,704 were subject to time-vesting only. For more information on the valuation of share-based awards, see Note 9 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2017.

(2)	Includes payment of club membership dues ($4,800), personal use of Company-provided vehicle ($2,750), and sales incentive trip ($1,650).
(3)	Includes payment of club membership dues ($4,800), personal use of Company-provided vehicle ($2,750), and sales incentive trip ($1,650).

(4)

Grant date fair value of 20,000 shares of restricted stock granted pursuant to the Equity Plan on June 13, 2014. For more information on the valuation of share-based awards, see Note 9 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 20167

(5)

Grant date fair value of options to purchase 40,000 Common Shares granted pursuant to the Equity Plan on June 13, 2014. For more information on the valuation of share-based awards, see Note 9 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2017.

(6)	Includes payment of club membership dues ($4,800), personal use of Company-provided vehicle ($2,750) and sales incentive trip ($1,300).
(7)

Grant date fair value (as of July 12, 2016) of shares of restricted stock, of which 2,825 were earned under the 2017 Performance Unit Program and 6,367 were subject to time-vesting only. For more information on the valuation of share-based awards, see Note 9 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2017.

(8)	Includes personal use of Company-provided vehicle ($2,400), and sales incentive trip ($1,650).
(9)	Includes personal use of Company-provided vehicle ($2,400), and sales incentive trip ($1,650).
(10)

Grant date fair value of 12,000 shares of restricted stock granted pursuant to the Equity Plan on June 13, 2014. For more information on the valuation of share-based awards, see Note 9 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2017.

(11)

Grant date fair value of options to purchase 25,000 Common Shares granted pursuant to the Equity Plan on June 13, 2014. For more information on the valuation of share-based awards, see Note 9 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2017.

(12)	Includes personal use of Company-provided vehicle ($2,400) and sales incentive trip ($1,300).
(13)

Grant date fair value (as of July 12, 2016) of shares of restricted stock, of which 2,077 were earned under the 2017 Performance Unit Program and 4,682 were subject to time-vesting only. For more information on the valuation of share-based awards, see Note 9 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2017.

(14)	Includes personal use of Company-provided vehicle ($2,400), and sales incentive trip ($1,650).
(15)	Includes sales incentive trip ($1,650).
(16)

Grant date fair value of 8,000 shares of restricted stock granted pursuant to the Equity Plan on June 13, 2014. For more information on the valuation of share-based awards, see Note 9 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2017.

(17)

Grant date fair value of options to purchase 15,000 Common Shares granted pursuant to the Equity Plan on June 13, 2014. For more information on the valuation of share-based awards, see Note 9 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2017.

(18)	Includes sales incentive trip ($1,300).

Grants of Plan-Based Awards

The following table sets forth information regarding all plan-based awards that were made to the Named Executive Officers during the fiscal year ended March 31, 2017 including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a Named Executive Officer during such fiscal year. The information supplements the dollar value disclosure of stock, option and non-stock awards in the Summary Compensation Table by providing additional details about such awards. Equity incentive-based awards are subject to a performance condition as such term is defined by ASC Topic 718. Non-equity incentive plan awards are not subject to ASC Topic 718 and are intended to serve as an incentive for performance to occur over a specified period.

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Ralph T. Finkenbrink President and Chief Executive	7/12/16 7/12/16 7/12/16	33,688	67,375	101,063	5,852	11,704	17,556	11,704			125,000 125,000

Kevin D. Bates Senior Vice President-Branch Operations	7/12/16 7/12/16 7/12/16	16,250	32,500	48,750	3,184	6,367	9,551	6,367			68,000 68,000

Katie L. MacGillivary Vice President-Finance, Chief Financial Officer and Corporate Secretary	7/12/16 7/12/16 7/12/16	12,188	24,375	36,563	2,341	4,682	7,022	4,682			50,000 50,000

1.	Represents performance-based cash bonuses granted under the Equity Plan. See “Executive Compensation Discussion and Analysis” for information on performance-based cash bonuses earned for Fiscal 2017.

2.

Represents restricted stock earned under the 2017 Performance Unit Program. See “Executive Compensation Discussion and Analysis” for information on performance-based restricted stock earned for Fiscal 2017. The earned shares will vest on March 31, 2019.

3.	Represents time-vested restricted stock granted under the Equity Plan. These shares will vest on March 31, 2019.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

For the fiscal year ended March 31, 2017, we maintained the following executive compensation programs for our Named Executive Officers:

•	Base salary

•	Annual cash incentive bonus

•	Equity-based awards

•	Limited perquisites, such as an automobile and payment of club dues

•	Certain insurance coverages

•	401(k) plan

•	Term life insurance

We include further details regarding these programs, including information on performance criteria and vesting provisions, in the “Executive Compensation Discussion and Analysis” section beginning on page 21.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding option and stock awards held by the Named Executive Officers at March 31, 2017 including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ralph T. Finkenbrink	11,000				$6.58	8/31/17	16,898	(1)	$179,626	(2)
President and Chief	8,200				$3.60	3/19/18
Executive Officer	38,500				$3.50	4/01/18
	16,000	24,000	(3)		$14.36	6/13/24
Kevin D. Bates	5,500				$8.21	5/8/17	9,192	(4)	$97,711	(5)
Senior Vice President-	3,300				$3.60	3/19/18
Branch Operations	5,500				$0.77	11/6/18
	5,500				$1.20	5/5/19
	1,500				$10.96	5/9/21
	8,000	2,000	(6)		$10.87	5/3/22
	10,000	15,000	(7)		$14.36	6/13/24
Katie L. MacGillivary	10,000				$8.44	11/3/20			6,759	(8)		$71,848	(9)
Vice President-Finance,	6,000	9,000	(10)		$14.36	6/13/24
Chief Financial Officer and Secretary

(1)	Represents 5,194 earned shares of restricted stock underlying the 2017 Performance Unit Award and 11,704 shares of restricted stock, all of which vest on March 31, 2019.

(2)	The value was determined by multiplying the closing price per Common Share on March 31, 2017 by the number of unvested shares of restricted stock.
(3)

Represents the unvested portion of options to purchase an aggregate of 40,000 shares granted under the Equity Plan on June 13, 2014. These options to purchase 40,000 shares vest in five equal installments commencing on the first anniversary of the date of grant.

(4)	Represents 2,825 earned shares of restricted stock underlying the 2017 Performance Unit Award and 6,367 shares of restricted stock, all of which vest on March 31, 2019.
(5)	The value was determined by multiplying the closing price per Common Share on March 31, 2017 by the number of unvested shares of restricted stock.
(6)

Represents the unvested portion of options to purchase an aggregate of 10,000 shares granted under the Equity Plan on May 3, 2012. These options to purchase 10,000 shares vest in five equal installments commencing on the first anniversary of the date of grant.

(7)

Represents the unvested portion of options to purchase an aggregate of 25,000 shares granted under the Equity Plan on June 13, 2014. These options to purchase 25,000 shares vest in five equal annual installments commencing on the first anniversary of the date of grant.

(8)	Represents 2,077 earned shares of restricted stock underlying the 2017 Performance Unit Award and 4,682 shares of restricted stock, all of which vest on March 31, 2019.
(9)	The value was determined by multiplying the closing price per Common Share on March 31, 2017 by the number of unvested shares of restricted stock.
(10)

Represents the unvested portion of options to purchase an aggregate of 15,000 shares granted under the Equity Plan on June 13, 2014. These options to purchase 15,000 shares vest in five equal annual installments commencing on the first anniversary of the date of grant.

Option Exercises and Stock Vested

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock during Fiscal 2017 for each of the Named Executive Officers on an aggregated basis:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Ralph T. Finkenbrink			20,000	$212,600
Kevin D. Bates			12,000	$127,560
Katie L. MacGillivary			8,000	$85,040

(1)	Represents restricted shares granted under the Equity Plan on June 13, 2014, which shares vested on March 31, 2017.
(2)	The value was determined by multiplying the closing price per Common Share on March 31, 2017 by the number of restricted shares that vested.

Pension Benefits

The Company does not provide pension arrangements or post-retirement health coverage for its executives or employees.

Nonqualified Deferred Compensation

The Company does not provide any nonqualified defined contribution or other nonqualified deferred compensation plans.

Potential Payments Upon Termination or a Change of Control

Employment Agreements

The Company has separate employment agreements with all three of its current Named Executive Officers, namely Ralph T. Finkenbrink, Kevin D. Bates and Katie L. MacGillivary. Mr. Finkenbrink’s and Mr. Bates’ employment agreements were in effect during Fiscal 2017 and new employment agreement were entered into with Mr. Bates and Ms. MacGillivary on July 26, 2017 after the term of their prior employment agreements expired. On July 26, 2017, Mr. Finkenbrink’s employment agreement was replaced by a Separation and Release of Claims Agreement entered into following Mr. Finkenbrink’s announcement of his retirement. The payments to be made to these Named Executive Officers pursuant to such employment agreements in the event of disability or death, involuntary termination without cause and termination following a change of control are described below. These employment agreements are described in greater detail under “Summary of Employment Agreements with Named Executive Officers” beginning on page 39.

Payments Made Under the Employment Agreements Upon Death or Disability

In the event of the termination of employment due to his or her death or disability, a Named Executive Officer will receive only such compensation and other benefits to which he or she was entitled under his or her employment agreement, under the terms of his or her outstanding equity plan awards (as described further below), or otherwise as an employee of the Company through the termination date, including payments of base salary through the calendar month in which such termination occurs.

Payments Made Under the Employment Agreements Upon Termination Without Cause, Constructive Termination or Change of Control

Ralph T. Finkenbrink

In the event of the termination of Mr. Finkenbrink’s employment (i) by the Company other than for cause (as defined in his employment agreement) or (ii) by Mr. Finkenbrink upon (a) a good faith determination by Mr. Finkenbrink that there has been a material breach of his employment agreement by the Company, (b) a material adverse change in his working conditions or status, (c) a significant relocation of his principal office, or (d) upon or within the two-year period following a change of control, a good faith determination by him that there has been any of the following: a breach of his employment agreement by the Company, any adverse change in his or her working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that he relocate his principal office to a location that is more than ten miles from the location of his or her principal office immediately prior to the change of control, then Mr. Finkenbrink will be paid (subject to the Section 280G cap described below), a one-time, lump-sum severance payment equal to two times the sum of (A) Mr. Finkenbrink’s annual base salary in effect at the time of such termination (or, following a change of control, the annual base salary, if higher, in effect during the 180 days prior to the change of control) and (B) Mr. Finkenbrink’s average annual bonus for the two full calendar years immediately preceding such termination (or, following a change of control, the average annual bonus, if higher, for the two full calendar years immediately preceding the change of control). If such termination of employment occurs during the two years following a change of control, then Mr. Finkenbrink will also receive the following benefits:

(i)    all restricted stock, restricted stock unit awards, stock options and stock appreciation rights will become fully and immediately vested;

(ii)    any performance shares, performance units or similar performance-based equity awards will be deemed earned on a pro rated basis according as if all performance requirements had been satisfied at the target level (or such higher level as would have been achieved if performance through the date of the termination of employment had continued through the end of the performance period);

(iii)    up to 18 months of benefits continuation;

(iv)    up to 2 years of outplacement services, capped at 10% of the Mr. Finkenbrink’s annual base salary immediately prior to the date of the change of control (or, if higher, immediately prior to the Employee’s termination of employment); and

(v)    up to $15,000 of fees and expenses of consultants and/or legal or accounting advisors.

A “change of control” is defined in the Mr. Finkenbrink’s employment agreement generally as the occurrence of any of the events that would constitute a change of control under the Plan or a determination by the Board of Directors of the Company, in view of the then current circumstances or impending events, that a change of control of the Company has occurred or is imminent, which determination shall be made for the specific purpose of triggering the operative provisions of the employment agreements.

If any severance payment, either alone or when added to any other payment or benefit to which Mr. Finkenbrink is entitled from the Company exceeds the amount that may be paid by the Company without a loss of deduction under Section 280G of the Code, then, under the terms of his employment agreement, the severance payment and any other such payment or benefit will be either cut back, to a level below the level that would trigger the loss of deduction, or paid in full and subjected to the loss of deduction and excise taxes, whichever results in the better after-tax result to the executive officer.

Kevin D. Bates and Katie L. MacGillivary

In the event of the termination of Mr. Bates’ or Ms. MacGillivary’s employment (i) by the Company other than for cause (as defined in his or her employment agreement) or (ii) by Mr. Bates or Ms. MacGillivary upon (a) a good faith determination by such Named Executive Officer that there has been a material breach of his or her employment agreement by the Company, (b) a material adverse change in such Named Executive Officer’s working conditions or status, (c) a significant relocation of such Named Executive Officer’s principal office, or (d) upon or within the one-year period following a change of control, a good faith determination by him or her that there has been any of the following: a breach of his or her employment agreement by the Company, any adverse change in his or her working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that he or she relocate his or her principal office to a location that is more than ten miles from the location of his or her principal office immediately prior to the change of control, then such Named Executive Officer will be paid (subject to the Section 280G cap described below), a one-time, lump-sum severance payment equal to his or her annual base salary in effect at the time of such termination (or, following a change of control, the annual base salary, if higher, in effect during the 180 days prior to the change of control). If such termination of employment occurs during the one-year period following a change of control, then such Named Executive Officer will also receive the following benefits:

(i)    all restricted stock, restricted stock unit awards, stock options and stock appreciation rights will become fully and immediately vested;

(ii)    any performance shares, performance units or similar performance-based equity awards will be deemed earned on a pro rated basis according as if all performance requirements had been satisfied at the target level (or such higher level as would have been achieved if performance through the date of the termination of employment had continued through the end of the performance period);

(iii)    up to 18 months of benefits continuation; and

(iv)    up to $15,000 of fees and expenses of consultants and/or legal or accounting advisors.

A “change of control” is defined in the employment agreements with Mr. Bates or Ms. MacGillivary generally as the occurrence of any of the events that would constitute a change of control under the Plan or a determination by the Board of Directors of the Company, in view of the then current circumstances or impending events, that a change of control of the Company has occurred or is imminent, which determination shall be made for the specific purpose of triggering the operative provisions of the employment agreements.

If any severance payment, either alone or when added to any other payment or benefit to which Mr. Bates or Ms. MacGillivary is entitled from the Company exceeds the amount that may be paid by the Company without a loss of deduction under Section 280G of the Code, then, under the terms of his or her employment agreement, the severance payment and any other such payment or benefit will be either cut back, to a level below the level that would trigger the loss of deduction, or paid in full and subjected to the loss of deduction and excise taxes, whichever results in the better after-tax result to the executive officer.

Equity Incentive Plans

Payments Made Under the Equity Plan and Omnibus Incentive Plan Upon Death, Disability, Termination Without Cause or Constructive Termination

In the event of termination of a participant’s employment due to death or disability or termination without cause by the Company, all shares of restricted stock granted to such participant under the Equity Plan and the Omnibus Incentive Plan will generally become fully vested and the restrictions on transferability under the terms of the award will lapse. In the event of termination of a participant’s employment without cause by the Company, all shares of restricted stock underlying performance units awarded under the Performance Unit Program will become fully vested based on actual performance achieved and will be settled after the conclusion of the performance period. If such termination occurs following the end of the performance period, all earned shares of restricted stock vest immediately.

In the event of termination of a participant’s employment due to death, disability or retirement, all options granted to such participant under the Equity Plan and Omnibus Incentive Plan will become fully vested on the date of such termination and will be exercisable thereafter for a period of thirty days.

In the event of termination of a participant’s employment due to death or disability prior to the end of a performance period, performance share awards will generally be deemed earned immediately upon such termination in an amount equal to the amount that would have been earned had the target performance level for the performance period been met, and then prorated based on the number of days in the performance period that have elapsed to the date of termination of employment. In the event of termination of a participant’s employment due to death or disability prior to the end of a performance period, shares of restricted stock underlying performance units awarded under the Performance Unit Program will be deemed earned and vested immediately upon such termination in an amount equal to the amount that would have been earned had the target performance level for the performance period been met. In the event of termination of a participant’s employment due to death or disability following the end of a performance period, shares of restricted stock underlying performance units awarded under the Performance Unit Program will be deemed earned and vested immediately upon such termination in an amount equal to the amount that was earned based on actual performance achieved.

In all other cases of termination, non-vested equity awards under the Equity Plan and the Omnibus Incentive Plan will generally be forfeited.

A more detailed description of the Equity Plan can be found below under the heading “Summary of Equity Plan” beginning on page 41. A more detailed description of the Omnibus Incentive Plan can be found below under the heading “Summary of Omnibus Incentive Plan” beginning on page 41.

Payments Made Under the Equity Plan and Omnibus Incentive Plan Upon a Change of Control

Unless the Compensation Committee provides otherwise in any particular award agreement, and other than as stated below under “Performance Unit Program,” in the event of a change of control of the Company, awards may be assumed or substitute awards may be made by the Company or its successor that contain similar terms and conditions as the awards issued under an equity compensation plan, without participant consent. If awards are assumed or if substitute awards are made, and if the Company or its successor in the change of control transaction terminates a participant within one year following the change of control, then the award will immediately vest on the date of such termination of employment or service, as applicable.

If the Company or its successor does not assume the awards or grant substitute awards, then:

•

At least 15 days prior to the change of control transaction, all options held by employees of the Company or its affiliates will become fully vested, and the Company will provide a notice to all holders of options of their right to exercise their options up to the date of the change of control. On the change of control date, all options will be cancelled. If it is not feasible to give 15 days notice of cancellation of the options, then the Compensation Committee may determine prior to the change of control date that all options held by employees of the Company or its affiliates will become vested on the date of the change of control, and all holders of options will receive a cash payment, in exchange for cancellation of the options, equal to the value of the option as determined by the Compensation Committee.

•	All shares of restricted stock will vest in full immediately prior to the date of a change of control.

•

Performance share awards will be deemed earned immediately prior to the date of the change of control in an amount equal to the amount that would be earned had the target performance goal for the performance period been met, and then prorated based on the number of days in the performance period that have elapsed to the date of the change of control.

For purposes of the equity compensation plans, a “change of control” generally includes any of the following events:

•

A person or group of persons becomes the beneficial owner of 25% or more of the outstanding Common Shares of the Company or the voting power of any of the Company’s securities, not counting acquisitions approved in advance by the Board of Directors;

•

The members of the Board of Directors on April 1, 2007 for the Equity Plan and July 1, 2015 for the Omnibus Incentive Plan (and any new member appointed or elected to the Board whose appointment, nomination or election was approved by two-thirds of the Board, unless the election is in connection with an election contest) cease to constitute a majority of the Board;

•	The consummation or the sale or other disposition of all, or substantially all, of the Company’s assets;

•	The consummation of a complete liquidation or dissolution of the Company; or

•

The consummation of a merger or consolidation of the Company with or into any other company in which the Company’s shareholders immediately prior to the merger or consolidation will own less than 50% of the outstanding common shares or voting control of the surviving company.

Performance Unit Program

Under the Performance Unit Program, if the change of control occurs during a performance period, the awards are converted into time-vested restricted stock of the acquiring company based on the target performance level and, if the change of control occurs following a performance period, the awards are converted into time-vested restricted stock of the acquiring company based on the actual performance level achieved. In either case, the awards would accelerate in the event the Named Executive Officer is terminated without cause or voluntarily terminates with good reason within twenty-four months of the change of control. If awards under the Performance Unit Program are not assumed or converted by the acquiring company, then, if the change of control occurs during a performance period, the awards are subject to accelerated vesting based on the target performance level, and if the change of control occurs following a performance period, the awards are subject to accelerated vesting based on actual performance level achieved.

Quantification of Termination/Change of Control Payments

The table below reflects the amount of compensation that would have been paid to each of the Named Executive Officers of the Company holding office on March 31, 2017, in the event of his or her disability or death, involuntary termination without cause or constructive termination, or termination upon a change of control. The amounts assume that such termination was effective as of March 31, 2017 and thus include amounts earned through such time and are estimates of the amounts that would have been paid out upon termination. Each of the Named Executive Officers was party to an employment agreement with the Company as of March 31, 2017. The amount of compensation that would have been payable to each of Mr. Finkenbrink, Mr. Bates and Ms. MacGillivary assuming the occurrence of any such events as of March 31, 2017 under their employment arrangements in effect at such time is reflected in the table below.

Fiscal 2017 Termination/Change of Control Payments

	Death or Disability			Constructive Termination or Termination Without Cause			Termination Upon Change of Control
Name	Salary & Bonus $	Benefits $(1)	Total $	Salary & Bonus $	Benefits $(2)	Total $	Salary & Bonus $	Benefits $(1)	Total $
Ralph T. Finkenbrink President and Chief Executive Officer (3)	—	$179,626	$179,626	$823,971	$179,626	$1,003,597	$823,971	$179,626	$1,003,594

Kevin D. Bates Senior Vice President – Branch Operations (4)	—	$97,711	$97,711	$558,975	$97,711	$656,686	$558,975	$97,711	$656,686

Katie L. MacGillivary Vice President – Finance, Chief Financial Officer and Corporate Secretary (5)	—	$71,848	$71,848	$417,981	$71,848	$489,829	$417,981	$71,848	$489,829

(1)

Consists of the value of the accelerated vesting of outstanding unvested restricted stock (includes shares that were earned as of March 31, 2017 even though the number of shares earned was not determined until after such date) and stock options. The value of the accelerated vesting of unvested restricted stock was determined by multiplying the closing price per Common Share on March 31, 2017 by the number of shares of restricted stock that are currently subject to accelerated vesting. The value of the accelerated vesting of unvested stock options was determined by calculating the sum of the differences between the closing price per Common Share on March 31, 2017 and the exercise price for each “in-the-money” option that is currently subject to accelerated vesting.

(2)

Consists of the value of the accelerated vesting of outstanding unvested restricted stock (includes shares that were earned as of March 31, 2017 even though the number of shares earned was not determined until after such date). The value of the accelerated vesting of unvested restricted stock was determined by multiplying the closing price per Common Share on March 31, 2017 by the number of shares of restricted stock that are currently subject to accelerated vesting.

(3)	On, July 26, 2017, Mr. Finkenbrink’s employment agreement was replaced by a Separation and Release of Claims Agreement entered into following Mr. Finkenbrink’s announcement of his retirement.
(4)	Mr. Bates entered into a new employment agreement with the Company on July 26, 2017, which provides for different termination and change of control payments.
(5)	Ms. MacGillivary entered into a new employment agreement with the Company on July 26, 2017, which provides for different termination and change of control payments.

Summary of Employment Agreements with Named Executive Officers

The following section provides information on our employment agreements with the three current Named Executive Officers noted in the Executive Compensation Discussion and Analysis or in the tables. For the convenience of the reader, we are putting the descriptions of these employment agreements in one location.

On July 2, 2015, the Company entered into an amended and restated employment agreement with Ralph T. Finkenbrink, President and Chief Executive Officer. The agreement currently provides for a minimum base salary of $375,000 and annual performance bonuses as determined by the Compensation Committee. The agreement has an initial term of two years. On June 12, 2017, Mr. Finkenbrink informed the Board that he will retire as President and Chief

Executive Officer of the Company. On July 26, 2017, Mr. Finkenbrink’s employment agreement was replaced by a Separation and Release Agreement that extended his employment until the appointment of his successor, or until the Company terminates his extended employment prior to such event in its discretion. Mr. Finkenbrink’s employment agreement provides that, if he is terminated by the Company without cause, or if he terminates his employment upon (a) a good faith determination by him that the Company has materially breached his employment agreement, (b) a material adverse change in his working conditions or status, (c) a significant relocation of his principal office or (d) upon or within the two-year period following a change of control of the Company, a good faith determination by him that there has been any of the following: a breach of his employment agreement by the Company, any adverse change in his working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that he relocate his principal office to a location that is more than ten miles from the location of his principal office immediately prior to the change of control, then he shall be entitled to a severance payment equal to two times the sum of his annual base salary in effect at the time of such termination and his average annual bonus for the two full calendar years immediately preceding such termination. On and after a change of control, the agreement gives Mr. Finkenbrink the right to receive a bonus opportunity at a level comparable to his bonus prior to the change of control. Additional protections are provided following a change of control, as described above under “Potential Payments Upon Termination or a Change of Control – Employment Agreements — Payments Made Upon Termination Without Cause or Constructive Termination.” Mr. Finkenbrink’s agreement further provides that, during the term of the agreement and for a period of two years thereafter, Mr. Finkenbrink will not, directly or indirectly, compete with the Company by engaging in certain proscribed activities.

On July 26, 2017, the Company entered into a new employment agreement with Kevin D. Bates, Senior Vice President – Branch Operations, effective on July 2, 2017. The agreement currently provides for a minimum base salary of $260,000. The agreement has an initial term of one year. Thereafter, the agreement automatically renews each year, unless the Company provides to Mr. Bates, at least sixty days prior to the expiration of the term written notification that it intends not to renew this agreement. Upon a change of control, the term of the agreement would be extended until the first anniversary of the change of control. The current term of Mr. Bates’s employment agreement will expire in July 2018, unless automatically renewed as described above. Mr. Bates’s employment agreement provides that, if he is terminated by the Company without cause, or if he terminates his employment upon (a) a good faith determination by him that the Company has materially breached his employment agreement, (b) a material adverse change in his working conditions or status, (c) a significant relocation of his principal office or (d) upon or within the one-year period following a change of control of the Company, a good faith determination by him that there has been any of the following: a breach of his employment agreement by the Company, any adverse change in his working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that he relocate his principal office to a location that is more than ten miles from the location of his principal office immediately prior to the change of control, then he shall be entitled to a severance payment equal to his annual base salary in effect at the time of such termination. Certain protections are provided following a change of control, as described above under “Potential Payments Upon Termination or a Change of Control – Employment Agreements Payments Made Upon Termination Without Cause or Constructive Termination.” Mr. Bates’s agreement further provides that, during the term of the agreement and for a period of one year thereafter, Mr. Bates will not, directly or indirectly, compete with the Company by engaging in certain proscribed activities, except that, in the event his employment is terminated as a result of the Company not renewing his employment agreement at the end of its term, such non-compete would only apply for a period of six months after the term of his agreement, and Mr. Bates would receive a severance payment equal to six months of his base salary.

On July 26, 2017, the Company entered into a new employment agreement with Katie L. MacGillivary, Vice President – Finance, Chief Financial Officer and Corporate Secretary, effective on July 2, 2017. The agreement currently provides for an initial base salary of $195,000. The agreement has an initial term of one year. Thereafter, the agreement automatically renews each year, unless the Company provides to Ms. MacGillivary, at least sixty days prior to the expiration of the term written notification that it intends not to renew this agreement. Upon a change of control, the term of the agreement would be extended until the first anniversary of the change of control. The current term of Ms. MacGillivary’s employment agreement will expire in July 2018, unless automatically renewed as described above. Ms. MacGillivary’s employment agreement provides that, if she is terminated by the Company without cause, or if she terminates her employment upon (a) a good faith determination by her that the Company has materially breached her employment agreement, (b) a material adverse change in her working conditions or status, (c) a significant relocation of her principal office or (d) upon or within the one-year period following a change of control of the Company, a good faith determination by her that there has been any of the following: a breach of her employment agreement by the Company, any adverse change in her working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that she relocate her principal office to a location that is more than ten miles from the location of her principal office immediately prior to the change of control, then she shall be entitled to a severance payment equal to her annual base salary in effect at the time of such termination. Certain protections are provided following a change of control, as described above under “Potential Payments Upon Termination or a Change of Control – Employment Agreements – Payments Made Under the Employment Agreements Upon Termination Without Cause, Constructive Termination or Change of Control.” Ms. MacGillivary’s agreement further provides that, during the term of the agreement and for a period of one year thereafter, Ms. MacGillivary will not, directly or indirectly, compete with the Company by engaging in certain proscribed activities, except that, in the event her employment is terminated as a result of the Company not renewing her employment agreement at the end of its term, such non-compete would only apply for a period of six months after the term of her agreement, and Ms. MacGillivary would receive a severance payment equal to six months of her base salary.

Summary of Equity Plan

The Equity Plan was adopted by the Board of Directors of the Company on June 15, 2006, and approved by the shareholders of the Company on August 9, 2006. The Equity Plan was terminated on August 13, 2015; no new awards have been granted under such plan since that date, but awards granted under such plan remain outstanding. The purposes of the Equity Plan were:

•	to attract, retain and reward individuals who serve as key employees and non-employee directors of the Board; and

•

to increase shareholder value by offering participants the opportunity to acquire Common Shares or receive monetary payments based on the value of such Common Shares. By providing stock-based awards to the Company’s key employees and non-employee directors, the Board of Directors believes those individuals will be provided an incentive to increase shareholder value.

A more detailed summary of the Equity Plan was included in Proposal 2 of the Company’s Proxy Statement for the 2006 Annual General Meeting and a copy of the Equity Plan was attached to such Proxy Statement as Appendix A, both of which are incorporated herein by reference.

Summary of Omnibus Incentive Plan

The Omnibus Incentive Plan was adopted by the Board of Directors and subsequently approved by the shareholders of the Company on August 13, 2015. The purpose of this Omnibus Incentive Plan is to promote the best interests of the Company and its shareholders by providing key employees and non-employee directors of the Company and its affiliates with an opportunity to acquire a proprietary interest in the Company or receive other incentive compensation on the potentially favorable terms that the Plan provides. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and its affiliates by those key employees and directors who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success, all of which benefits the shareholders.

The Omnibus Incentive Plan:

•	is administered by the Compensation Committee with respect to key employee participants and the Board of Directors with respect to non-employee director participants;

•

permits the grant of options (including incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, annual cash incentives, long-term cash incentives, dividend equivalent units and other types of stock-based awards;

•	limits the number of awards that the Compensation Committee may grant to any one key employee participant; and

•	reserves 750,000 Common Shares for awards.

A more detailed summary of the Omnibus Incentive Plan was included in Proposal 3 of the Company’s Proxy Statement for the 2015 Annual General Meeting and a copy of the Equity Plan was attached to such Proxy Statement as Appendix A, both of which are incorporated herein by reference.

Director Compensation

The following table sets forth information regarding the compensation received by each of the Company’s non-employee directors during the fiscal year ended March 31, 2017:

Name	Fees Earned or Paid in Cash		Stock Awards ($)		Option Awards ($)	Total ($)
Robin Hastings	$56,200		$4,209	(2)		$60,409
Scott Fink	$56,200		$4,209	(2)		$60,409
Todd Pfister	$41,250		$24,045	(3)		$65,295
Stephen Bragin (1)	$7,250	(1)				$7,250

(1)	Stephen Bragin retired from the Board effective July 1, 2016.
(2)	Based on the price of Common Shares as of March 31, 2017. Restricted stock awards that vest on September 8, 2017.
(3)	Based on the price of Common Shares as of March 31, 2017. 373 shares of restricted stock that vested on September 8, 2016 and 1,889 shares of restricted stock that vest on September 8, 2017.

Each director who is not an executive officer of the Company (“Non-Employee Director”) receives an annual retainer of $45,000, with the chair of each standing committee receiving an additional $10,000. Non-Employee Directors do not receive a per meeting fee for ordinary-course Board meetings; however, they receive a meeting fee of $1,000 per non-ordinary course Board meeting (reduced to $750 for telephonic meetings), calculated separately for the Board of Directors and each committee. In addition, each Non-Employee Director receives an annual award of restricted stock with a value of $20,000, which award vests on the earlier of the first anniversary of the date of grant and the date of the following year’s annual general meeting of shareholders. Directors joining the Board of Directors mid-year will receive a pro-rated equity award vesting on the date of the following annual general meeting of shareholders.

Upon a change of control of the Company, the awards granted to Non-Employee Directors are treated in the same manner as awards made to employees as described above under “Payments Made Under the Equity Plan and Omnibus Incentive Plan Upon a Change of Control.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and more than 10% shareholders (collectively for purposes of this paragraph only, “Reporting Persons”) to file reports of their beneficial ownership and changes in beneficial ownership of the Company’s Common Shares with the SEC and furnish copies of such reports to the Company. Based upon a review of copies of the reports filed with the SEC, we believe that the following Reporting Person failed to file with the SEC on a timely basis during the fiscal year ended March 31, 2017 any required report relating to transactions involving equity securities of the Company beneficially owned by them: Mr. Finkenbrink filed two Forms 4 late, Mr. Bates filed three Forms 4 late, Ms. MacGillivary filed three Forms 4 late, and each of Messrs. Hastings, Fink and Pfister filed one Form 4 late.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No director or executive officer of the Company, no nominee for election as a director of the Company, and no associate or affiliate of any of them, is or has been indebted to the Company or its subsidiaries at any time since the beginning of the Company’s last completed fiscal year.

RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Other than as disclosed in the section “Compensation Committee Interlocks and Insider Participation” (which disclosure is incorporated herein by reference), since the beginning of the Company’s fiscal year ended March 31, 2017, there have been no transactions with related persons, and there are no currently proposed transactions with related persons, required by applicable SEC rules and regulations to be disclosed hereunder.

Review, Approval, and/or Ratification of Transactions with Related Persons

The Company recognizes that transactions involving related persons can present potential or actual conflicts of interest and create the appearance that the Company’s business decisions are based on considerations other than the best interests of its shareholders. Therefore, in accordance with the terms of its charter, the Audit Committee of the Board will review and approve transactions involving related persons. The policy covers any transaction involving the Company and a related person, and is not limited solely to those transactions involving related persons that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (i.e., transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

General Policy

Transactions involving related persons must be approved, or ratified if pre-approval is not feasible, by the Audit Committee of the Board consisting solely of independent directors, who will approve or ratify the transaction only if they determine that it is in the best interests of the Company’s shareholders. In considering the transaction, the Audit Committee will consider all relevant factors, including, as applicable: (i) the business rationale for entering into the transaction; (ii) available alternatives to the transaction; (iii) whether the transaction is on terms no less favorable than terms generally available to an unrelated third-party under the same or similar circumstances; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction. The Audit Committee will also periodically monitor ongoing transactions involving related persons to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

Procedures

•	It is the responsibility of management or the affected director or executive officer to bring the matter to the attention of the Audit Committee.

•	Any transaction involving a related person should be presented to the Audit Committee at the next regularly scheduled meeting.

•	All transactions should be pre-approved by the Audit Committee, or if not feasible, ratified by the Audit Committee as promptly as practicable.

•

If a member of the Audit Committee is involved in the transaction, except for purposes of providing material information about the transaction to the Audit Committee, he must be recused from all discussions and decisions about the transaction.

Ongoing transactions involving related persons shall be reviewed by the Audit Committee on an annual basis at the first regularly scheduled meeting of the fiscal year.

Since the beginning of the Company’s last fiscal year, there have been no transactions required to be reported under the applicable SEC rules where such policies and procedures did not require review, approval or ratification or where such policies and procedures were not followed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company, no nominee for election as a director of the Company, no person who has been a director or executive officer of the Company since the commencement of the Company’s last completed fiscal year and no associate or affiliate of any of the foregoing has any material interest, direct or indirect, by way of beneficial ownership or securities or otherwise, in any matter to be acted upon at the Meeting.

SHAREHOLDER PROPOSALS

The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement for its 2018 Annual General Meeting of Shareholders is March 29, 2018. After June 12, 2018, notice to the Company of a shareholder proposal submitted other than pursuant to Rule 14a-8 is considered untimely, and the persons named in proxies solicited by the Board of Directors of the Company for the 2018 Annual General Meeting may exercise discretionary voting power with respect to any such proposal.

OTHER MATTERS

MANAGEMENT KNOWS OF NO OTHER MATTERS TO COME BEFORE THE MEETING OTHER THAN THOSE REFERRED TO IN THE NOTICE OF MEETING. HOWEVER, SHOULD ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THE PROXY SOLICITED HEREBY WILL, ON A POLL, BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE SHARES REPRESENTED BY THE PROXY.

Dated this 28th day of July, 2017

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robin J. Hastings

Chairman of the Board

8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

Security Class

Holder Account Number

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This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.	The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.	Fold

Proxies submitted must be received by 10:00 AM, Eastern Time on September 5, 2017.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

•	Call the number listed BELOW from a touch tone telephone.	•	Go to the following web site: www.investorvote.com
	1-866-732-VOTE (8683) Toll Free	•	Smartphone? Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

01C8DA

Appointment of Proxyholder

I/We being holder(s) of Nicholas Financial, Inc. hereby appoint: Robin Hastings, Chairman of the Board, or failing him, Katie MacGillivary, Chief Financial Officer,	OR	Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of shareholders of Nicholas Financial, Inc. to be held at 2454 McMullen Booth Road, Building C, Clearwater, Florida, on Thursday September 7, 2017 at 10:00 AM, Eastern Time, and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors
	For	Withhold		For	Withhold

01. Jeremy Q. Zhu	☐	☐	02. Adam K. Peterson	☐	☐

							For	Against	Abstain	Fold
2. Ratification of Appointment of Auditors
To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s Independent Auditors for the fiscal year ending March 31, 2018.							☐	☐	☐

							For	Against	Abstain
3. Advisory Vote on Compensation of Named Executive Officers
To approve the compensation of the Company’s Named Executive Officers as disclosed in the Executive Compensation Discussion and Analysis Section and the accompanying compensation tables and narrative discussion contained in the Proxy Statement and Information Circular.							☐	☐	☐

						1 Year	2 Years	3 Years	Abstain
4. Advisory Vote on the Frequency of the Advisory Vote on Compensation of Named Executive Officers
To provide an advisory vote on the frequency of the advisory vote on compensation of the Company’s Named Executive Officers.						☐	☐	☐	☐

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Authorized Signature(s) – This section must be completed for your instructions to be executed.	Signature(s)	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.	MM / DD / YY

8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

Security Class

Holder Account Number

Intermediary

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NON-REGISTERED (BENEFICIAL) SECURITYHOLDERS

1.	We are sending to you the enclosed proxy-related materials that relate to a meeting of the holders of the series or class of securities that are held on your behalf by the intermediary identified above. Unless you attend the meeting and vote in person, your securities can be voted only by management, as proxy holder of the registered holder, in accordance with your instructions.

2.	We are prohibited from voting these securities on any of the matters to be acted upon at the meeting without your specific voting instructions. In order for these securities to be voted at the meeting, it will be necessary for us to have your specific voting instructions. Please complete and return the information requested in this VIF to provide your voting instructions to us promptly.

3.	If you want to attend the meeting and vote in person, please write your name in the place provided for that purpose in this form. You can also write the name of someone else whom you wish to attend the meeting and vote on your behalf. Unless prohibited by law, the person whose name is written in the space provided will have full authority to present matters to the meeting and vote on all matters that are presented at the meeting, even if those matters are not set out in this form or the information circular. Consult a legal advisor if you wish to modify the authority of that person in any way. If you require help, please contact the Registered Representative who services your account.

4.	This VIF should be signed by you in the exact manner as your name appears on the VIF. If these voting instructions are given on behalf of a body corporate set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.

5.	If this VIF is not dated, it will be deemed to bear the date on which it is mailed by management to you.

6.	When properly signed and delivered, securities represented by this VIF will be voted as directed by you, however, if such a direction is not made in respect of any matter, the VIF will direct the voting of the securities to be made as recommended in the documentation provided by Management for the meeting.

7.	This VIF confers discretionary authority on the appointee to vote as the appointee sees fit in respect of amendments or variations to matters identified in the notice of meeting or other matters as may properly come before the meeting or any adjournment thereof.

8.	Your voting instructions will be recorded on receipt of the VIF.

9.	By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to the voting of, these securities.
10.	If you have any questions regarding the enclosed documents, please contact the Registered Representative who services your account.	Fold
11.	This VIF should be read in conjunction with the information circular and other proxy materials provided by Management.

VIFs submitted must be received by 10:00 AM, Eastern Time on September 5, 2017.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone.	• Go to the following web site: www.investorvote.com
1-866-734-VOTE (8683) Toll Free	• Smartphone?
Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this VIF.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may choose an appointee other than the Management appointees named on the reverse of this VIF. Instead of mailing this VIF, you may choose one of the two voting methods outlined above to vote this VIF.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

01C8FA

Appointee(s)

Management Appointees are: Robin Hastings, Chairman of the Board, or failing him, Katie MacGillivary, Chief Financial Officer,	OR	If you wish to attend in person or appoint someone else to attend on your behalf, print your name or the name of your appointee in this space (see Note #3 on reverse).

as my/our appointee to attend, act and to vote in accordance with the following direction (or if no directions have been given, as the appointee sees fit) and all other matters that may properly come before the Annual General Meeting of securityholders of Nicholas Financial, Inc. to be held at 2454 McMullen Booth Road, Building C, Clearwater, Florida, on Thursday September 7, 2017 at 10:00 AM, Eastern Time, and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors
	For	Withhold		For	Withhold

01. Jeremy Q. Zhu	☐	☐	02. Adam K. Peterson	☐	☐

							For	Against	Abstain	Fold
2. Ratification of Appointment of Auditors
To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s Independent Auditors for the fiscal year ending March 31, 2018.							☐	☐	☐

							For	Against	Abstain
3. Advisory Vote on Compensation of Named Executive Officers
To approve the compensation of the Company’s Named Executive Officers as disclosed in the Executive Compensation Discussion and Analysis Section and the accompanying compensation tables and narrative discussion contained in the Proxy Statement and Information Circular.							☐	☐	☐

						1 Year	2 Years	3 Years	Abstain
4. Advisory Vote on the Frequency of the Advisory Vote on Compensation of Named Executive Officers
To provide an advisory vote on the frequency of the advisory vote on compensation of the Company’s Named Executive Officers.						☐	☐	☐	☐

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Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)	Date

If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated.	MM / DD / YY